                                                                   EXHIBIT 99.10



                           AMENDED AND RESTATED LEASE



                                    BETWEEN



                           COOPERS & LYBRAND LIMITED
                          AS RECEIVER AND MANAGER FOR
                             DUNDAS KIPLING II INC.


                                    Landlord



                                    - and -



                             ACC LONG DISTANCE LTD.


                                     Tenant

                     SUMMARY OF AMENDED AND RESTATED LEASE

B E T W E E N:

          COOPERS & LYBRAND LIMITED AS RECEIVER AND
          MANAGER FOR DUNDAS KIPLING II INC.

          (hereinafter referred to as "Landlord")

          - and -

          ACC LONG DISTANCE LTD.

          (hereinafter referred to as "Tenant")



                                   ARTICLE I

                         CERTAIN BASIC LEASE PROVISIONS


1.1       Certain Basic Lease Provisions

          The following are certain basic lease provisions which are part of, and are referred to in subsequent provisions of this Lease:

          (1)  Tenant's Trade Name and Style:

               ACC LONG DISTANCE LTD.

          (2)  Address of Tenant:

               5343 Dundas Street West
               Suite 401
               Etobicoke, Ontario

               Attention:  President

          (3) Leased Premises: Part of the 4th floor and the entire 6th floor as more particularly described and defined in Schedule "B" of the Lease.

          (4) Rentable Area of the Premises: 7,858 square feet - 4th floor and 17,624 square feet - 6th floor (but subject to revision as per certification of the Landlord's Architect or Land Surveyor or space planner).

          (5)  Fixturing Period:  Nil days

          (6) Term: 10 years, commencing March 1, 1994, subject to one (1) right of renewal as provided for in the Lease at Rider No. 1.

          (7) Permitted Use of Leased Premises:  Office as per Section 8.01.

          (8) Minimum Rent: An annual minimum rent in equal monthly instalments in advance on the first day of each month as follow:

               Years 1, 2, 3        $10.50 per square foot
               Years 4, 5, 6        $12.50 per square foot
               Years 7, 8, 9, 10    $14.50 per square foot

          (9)  Additional Rent:  As provided for in Section 1.01.  Also see
               Section 6.02.



                                   ARTICLE 2

                       SCHEDULES, RIDERS AND DEFINITIONS


2.1       Schedules

          The following schedules are annexed to and form part of the Lease:

          Schedule "A" - Legal Description of the Building
          Schedule "B" - Floor Plan
          Schedule "C" - Landlord's and Tenant's Work
          Schedule "D" - Rules and Regulations
          Schedule "E" - Indemnity Agreement

2.2       Riders

          The following riders are annexed to and form part of the Lease:

          Rider No. 1 -  Option to Extend the Term
          Rider No. 2 -  Free Rent Periods
          Rider No. 3 -  Lease Cancellation Provisions
          Rider No. 4 -  Option to Lease Additional Space
          Rider No. 5 -  Payment for Leasehold Improvements -Sixth Floor
                         Expansion Premises

2.3       Definitions

          In the Lease the defined terms set forth in Article I have the meanings therein indicated.

                  TABLE OF CONTENTS


                      ARTICLE I

                     Definitions

Section 1.01 - "Additional Rent"..................  2
Section 1.02 - "Architect"........................  2
Section 1.03 - "Building".........................  3
Section 1.04 - "Commencement Date"................  3
Section 1.05 - "Common Facilities"................  3
Section 1.06 - "Fixturing Period".................  4
Section 1.07 - "Fourth Floor Expansion Premises"..  4
Section 1.08 - "Indemnitor".......................  4
Section 1.09 - "Land Surveyor"....................  4
Section 1.10 - "Landlord".........................  4
Section 1.11 - "Landlord's Work"..................  4
Section 1.12 - "Leasable Premises"................  4
Section 1.13 - "Manager"..........................  4
Section 1.14 - "Minimum Rent".....................  4
Section 1.15 - "Mortgagee"........................  4
Section 1.16 - "Normal Business Hours"............  5
Section 1.17 - "Original Premises"................  5
Section 1.18 - "Parking Facilities"...............  5
Section 1.19 - "Person"...........................  5
Section 1.20 - "Premises".........................  5
Section 1.21 - "Proportionate Share"..............  5
Section 1.22 - "Rent".............................  5
Section 1.23 - "Rentable Area of the Premises"....  5
Section 1.24 - "Rentable Area of the Building"....  6
Section 1.25 - "Rental Year"......................  6
Section 1.26 - "Rules and Regulations"............  6
Section 1.27 - "Sixth Floor Premises".............  6
Section 1.28 - "Sixth Floor Expansion Premises"...  6
Section 1.29 - "Tenant"...........................  7
Section 1.30 - "Tenant's Work"....................  7
Section 1.31 - "Term".............................  7
Section 1.32 - "Usable Floor Area"................  7


                        ARTICLE II

                  Intent and Interpretation

Section 2.01 - Net Lease..........................  8
Section 2.02 - Obligations as Covenants...........  8
Section 2.03 - Headings...........................  8
Section 2.04 - Extended Meanings..................  8
Section 2.05 - Partial Invalidity.................  9
Section 2.06 - Entire Agreement...................  9
Section 2.07 - Governing Law...................... 10
Section 2.08 - Time of the Essence................ 10

                        ARTICLE III

                       Grant and Term

Section 3.01 - Premises........................... 10
Section 3.02 - Use of Common Facilities........... 10
Section 3.03 - Commencement and Ending Date
                 of the Term...................... 10
Section 3.04 - Failure of Tenant to Open.......... 11
Section 3.05 - Certificates....................... 11
Section 3.06 - Early Occupancy.................... 12
Section 3.07 - Acceptance of Premises............. 12
Section 3.08 - Tenant's Work...................... 12


                           ARTICLE IV

                              Rent

Section 4.01 - Covenant to Pay.................... 13
Section 4.02 - Minimum Rent....................... 13
Section 4.03 - Deposit............................ 14
Section 4.04 - Security Deposit................... 14
Section 4.05 - Rent Past Due...................... 15


                        ARTICLE V

                          Taxes

Section 5.01 - Taxes - Definition................. 15
Section 5.02 - Taxes Payable by the Landlord...... 16
Section 5.03 - Taxes Payable by the Tenant........ 16
Section 5.04 - Business Taxes and Other
                 Taxes of Tenant.................. 17
Section 5.05 - Tenant's Indemnification With
                 Respect to Taxes under Sections
                 5.01, 5.03 and 5.04.............. 18
Section 5.06 - Landlord's Taxes................... 19
Section 5.07 - Per Diem Adjustment................ 19


                        ARTICLE VI

Building and Common Facilities - Control and Payment

Section 6.01 - Control of the Building by
                 the Landlord..................... 19
Section 6.02 - Tenant to Bear Share of Expense.... 21
Section 6.03 - Payment of Tenant's Share.......... 26
Section 6.04 - Landlord's Services................ 27

                        ARTICLE VII

Utilities, Heating, Ventilating and Air Conditioning

Section 7.01 - Charges for Utilities.............. 28
Section 7.02 - Lighting........................... 30
Section 7.03 - Heating, Ventilating and
                 Air-Conditioning................. 31
Section 7.04 - After Hour Charges................. 31


                         ARTICLE VIII

                      Use of the Premises

Section 8.01 - Use of the Premises................ 31
Section 8.02 - Conduct of Business................ 32
Section 8.03 - Observance of Law.................. 34


                           ARTICLE IX

                     Insurance and Indemnity

Section 9.01 - Tenant's Insurance................. 35
Section 9.02 - Increase in Insurance Premiums..... 37
Section 9.03 - Cancellation of Insurance.......... 37
Section 9.04 - Insurance Risks.................... 38
Section 9.05 - Loss or Damage..................... 38
Section 9.06 - Landlord's Insurance............... 39
Section 9.07 - Indemnification of Landlord........ 40


                          ARTICLE X

             Maintenance, Repairs and Alterations

Section 10.01 - Maintenance and Repairs by Tenant. 41
Section 10.02 - Landlord's Approval of
                  Tenant's Repairs................ 41
Section 10.03 - Maintenance by Landlord........... 42
Section 10.04 - Repair on Notice.................. 43
Section 10.05 - Surrender of the Premises......... 44
Section 10.06 - Repair Where Tenant at Fault...... 44
Section 10.07 - Tenant Not to Overload Facilities. 44
Section 10.08 - Tenant Not to Overload Floors..... 45
Section 10.09 - Removal and Restoration by Tenant. 45
Section 10.10 - Notice by Tenant.................. 46
Section 10.11 - Tenant to Discharge all Liens..... 46
Section 10.12 - Signs and Advertising............. 47
Section 10.13 - Directory Board................... 48

                       ARTICLE XI

        Damage and Destruction and Expropriation

Section 11.01 - Destruction of the Premises....... 48
Section 11.02 - Destruction of the Building....... 50
Section 11.03 - Expropriation..................... 51
Section 11.04 - Architect's Certificate........... 52


                     ARTICLE XII

     Assignment, Subletting and Change of Control

Section 12.01 - Consent Required.................. 52
Section 12.02 - Conditions of Consent............. 55
Section 12.03 - No Advertising of Premises........ 56
Section 12.04 - Assignment by the Landlord........ 56


                     ARTICLE XIII

                 Access and Alterations

Section 13.01 - Right of Entry................... 57

                       ARTICLE IV

    Status Statement, Attornment and Subordination

Section 14.01 - Status Statement.................. 58
Section 14.02 - Subordination and Attornment...... 59
Section 14.03 - Execution of Documents............ 59
Section 14.04 - Financial Information............. 60


                        ARTICLE XV

              Default and Landlord's Remedies

Section 15.01 - Right to Re-Enter................. 60
Section 15.02 - Right to Relet.................... 62
Section 15.03 - Other Rights of the Landlord...... 63
Section 15.04 - Survival of Obligations........... 63
Section 15.05 - Expenses.......................... 63
Section 15.06 - Removal of Chattels............... 64
Section 15.07 - Waiver of Exemption from Distress. 64
Section 15.08 - Landlord May Cure Tenant's
                  Default or Perform Tenant's
                  Covenants....................... 64
Section 15.09 - Lien on Personal Property......... 65
Section 15.10 - Charges Collectible as Rent....... 65
Section 15.11 - Remedies Generally................ 66

                      ARTICLE XVI

                     Miscellaneous

Section 16.01 - Rules and Regulations............. 66
Section 16.02 - Overholding - No Tacit Renewal.... 67
Section 16.03 - Successors........................ 67
Section 16.04 - Tenant Partnership................ 67
Section 16.05 - Waiver............................ 67
Section 16.06 - Accord and Satisfaction........... 68
Section 16.07 - Brokerage Commissions............. 68
Section 16.08 - No Partnership or Agency.......... 69
Section 16.09 - Agent............................. 69
Section 16.10 - Force Majeure..................... 69
Section 16.11 - Notices........................... 69
Section 16.12 - No Option......................... 70
Section 16.13 - Registration...................... 70
Section 16.14 - Compliance with The Planning Act.. 70
Section 16.15 - Metric Conversion................. 71
Section 16.16 - Limited Assets.................... 71
Section 16.17 - Bankruptcy and Insolvency Act..... 71
Section 16.18 - Parking Spaces.................... 71
Section 16.19 - Quiet Enjoyment................... 72

SCHEDULE A      LEGAL DESCRIPTION OF THE BUILDING
SCHEDULE B      FLOOR PLAN
SCHEDULE C      LANDLORD'S AND TENANT'S WORK
SCHEDULE D      RULES AND REGULATIONS
SCHEDULE E      INDEMNITY AGREEMENT

RIDER NO. 1     OPTION TO EXTEND THE TERM
RIDER NO. 2     FREE RENT PERIODS
RIDER NO. 3     LEASE CANCELLATION PROVISIONS
RIDER NO. 4     OPTION TO LEASE ADDITIONAL SPACE
RIDER NO. 5     PAYMENT FOR LEASEHOLD IMPROVEMENTS -
                SIXTH FLOOR EXPANSION PREMISES

                           AMENDED AND RESTATED LEASE


                                  OFFICE LEASE


          THIS LEASE is dated the 1st day of March, 1994.


          IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT


B E T W E E N:


          COOPERS & LYBRAND LIMITED AS RECEIVER AND
          MANAGER FOR DUNDAS KIPLING II INC.

          (hereinafter called the "Landlord"),


                                                         PARTY OF THE FIRST PART


          - and -


          ACC LONG DISTANCE LTD.

          (hereinafter called the "Tenant")


                                                        PARTY OF THE SECOND PART


          WHEREAS the Landlord and Tenant entered into a lease dated the 1st day of August, 1991 (the "Original Lease") for premises comprised of 3,758 square feet of Rentable Area (the "Original Premises") on the 4th floor of the building (the "Building") municipally known as 5343 Dundas Street West, in the City of Etobicoke;

          AND WHEREAS the Landlord and the Tenant have entered into a lease amending agreement (the "First Lease Amending Agreement") made as of the 6th day of February, 1992 in respect of an additional 4,100 square feet of Rentable Area (the "Fourth Floor Expansion Premises") on the 4th floor of the Building;

          AND WHEREAS the Tenant has occupied an additional 7,946 square feet of Rentable Area on the 6th floor of the Building (the "Sixth Floor Premises") pursuant to a proposed second lease amending agreement (the "Second Lease Amending Agreement");

          AND WHEREAS the Landlord and Tenant have entered into a lease amending agreement made as of the 12th day of January, 1994 (the "January 1994 Lease Amending Agreement") pursuant to which, inter alia, the Landlord and the Tenant agreed that the Tenant would lease from the Landlord the balance of the 6th floor of the Building comprising approximately 9,678 square feet of Rentable Area (the "Sixth Floor Expansion Premises") and pursuant to which the term, the rental rate and other provisions in respect of the Original Premises, the Fourth Floor Expansion Premises and the Sixth Floor Premises, will be amended;

          AND WHEREAS the Landlord and Tenant have entered into an agreement with respect to Suite 606 of the Building pursuant to a letter agreement dated August 10, 1993, as amended by letter dated October 5, 1993, and as further amended pursuant to the January 1994 Lease Amending Agreement (collectively the "Suite 606 Agreement");

          AND WHEREAS all of the conditions pursuant to the January 1994 Lease Amending Agreement have either been satisfied or waived by the parties;

          AND WHEREAS the parties are entering into this Amended and Restated Lease to incorporate the provisions of the Original Lease, the First Lease Amending Agreement, the Second Lease Amending Agreement referred to above and the January 1994 Lease Amending Agreement;

          NOW THEREFORE this agreement witnesseth that in consideration of the sum of Two Dollars ($2.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:


                                   ARTICLE I

                                  Definitions


          The parties hereto agree that when used in this Lease or in any Schedule attached to this Lease the following words or expressions have the meaning hereinafter set forth.

Section 1.01 - "Additional Rent" means any and all sums of money or charges required to be paid by the Tenant under this Lease (except Minimum Rent) whether or not designated as "Additional Rent" or whether or not payable to the Landlord or to any other person.

Section 1.02 - "Architect" means the architect from time to time named by the Landlord.

  Section 1.03 - "Building" means all those lands and premises located at 5343 Dundas Street West in the City of Etobicoke, in the Province of Ontario, which lands are more particularly described in Schedule "A" attached hereto, as such lands may be altered, expanded or reduced from time to time and the buildings, improvements, equipment and facilities erected thereon or situate from time to time therein.

Section 1.04 - "Commencement Date" means that date defined in the provisions of
Section 3.03 hereof.

Section 1.05 - "Common Facilities" means (a) those areas, facilities, utilities, improvements, equipment and installations which, from time to time: (i) are not designated or intended by the Landlord to be leased to tenants of the Building;
(ii) are designated by the Landlord to serve or benefit the Building, whether or not located within, adjacent to, or near the Building; (iii) are designated by the Landlord as part of the Common Facilities; (iv) are provided or designated (and which may be changed from time to time) by the Landlord for the use or benefit of the tenants, their employees, customers and other invitees in common with others entitled to the use or benefit thereof in the manner and for the purposes permitted by this Lease, excluding the Parking Facilities and excluding any elevator, garbage, compactor, entrance or other facilities designated from time to time by the Landlord for the exclusive use of any particular tenant or tenants of the Building.

          Without limiting the generality of the foregoing, Common Facilities includes any facilities shared by the Building and other buildings or lands, the roof and roof membrane, exterior wall assemblies including weather walls, exterior and interior structural elements and bearing walls in the buildings and improvements comprising the Building, and the foundations and footings of the Building; all entrances and exits thereto and all structural elements thereof; access roads; truck courts; driveways; truckways; delivery passages; manual, mechanical, electrical or automatically operated doors; package pick-up stations; loading docks and related areas; pedestrian sidewalks; landscaped and planted areas; foyers and lobbies; public seating and service areas; corridors; bus kiosks, if any, roadways and stops; equipment, furniture, furnishings and fixtures; first aid stations; stairways, escalators, ramps, moving sidewalks and elevators and other transportation equipment and systems; tenant common and public washrooms; electrical, telephone, meter, valve, mechanical, mail, storage, service and janitor rooms and galleries; music, fire prevention, security and communication systems; pylon and other general signs; columns; pipes; electrical, plumbing, drainage, lighting, ventilating, air conditioning, mechanical, and all other installations, equipment or services located in the Building or related thereto as well as the structures housing the same.

  Section 1.06 - "Fixturing Period" means a period of Nil (0) days after the Landlord gives notice to the Tenant that the Landlord's Work is completed to such an extent that the Tenant's Work may be commenced.

Section 1.07 - "Fourth Floor Expansion Premises" means that part of the Premises located on the 4th floor of the Building being composed of 3,930 square feet of Useable Floor Area and 4,100 square feet of Rentable Area, as shown outlined in blue on the plan attached as Schedule "B".

Section 1.08 - "Indemnitor" means the Person who/which has executed or agreed to execute the Indemnity Agreement which is attached to this Lease as Schedule "E", if applicable, and includes without limiting the generality of the foregoing, the Indemnity Agreement executed by ACC TelEnterprises Ltd. and dated the 1st day of March, 1994.

Section 1.09 - "Land Surveyor" means the accredited land surveyor from time to time named by the Landlord.

Section 1.10 - "Landlord" means the Party of the First Part, and in any section of this Lease that contains exculpatory language in favour of the Landlord, "Landlord" also includes the directors, officers, servants, employees and agents of the Landlord.

Section 1.11 - "Landlord's Work" means the work performed by the Landlord as described in the provisions of Schedule "C" hereto as Landlord's Work.

Section 1.12 - "Leasable Premises" means those premises (including the Premises) in the Building which are leased to tenants or which are designated or intended by the Landlord from time to time to be leased or used and occupied by tenants, but shall not include any Common Facilities and shall also not include storage space in the Building leased to tenants or which is designated or intended by the Landlord from time to time to be leased or occupied by tenants for storage space in the Building.

Section 1.13 - "Manager" means the Person retained by the Landlord from time to time to manage the Building, and until such time as it may be replaced means Oxford Development Group Inc.

Section 1.14 - "Minimum Rent" means the annual rent payable by the Tenant pursuant to Section 4.02 hereof.

Section 1.15 - "Mortgagee" means any mortgagee or hypothecary creditor (including any trustee for bondholders) of the Building or any part thereof, and any chargee or other secured creditor that holds the Building or any part of it as security but a

Mortgagee is not a creditor, chargee or security holder of a tenant of Leasable Premises.

Section 1.16 - "Normal Business Hours" means the hours from 7:00 a.m. to 7:00 p.m. on Mondays to Fridays, and the hours from 9:00 a.m. to 1:00 p.m. on Saturdays, unless any such day is a statutory holiday in the Province of Ontario.

Section 1.17 - "Original Premises" means that part of the Premises located on the 4th floor of the Building being composed of 3,419 square feet of Useable Floor Area and 3,758 square feet of Rentable Area, as shown outlined in red on the plan attached as Schedule "B".

Section 1.18 - "Parking Facilities" means the underground levels of parking and other areas designated by the Landlord as parking areas, servicing the Building, but excludes the elevator lobbies on each of such levels.

Section 1.19 - "Person" if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof.

Section 1.20 - "Premises" means collectively the Original Premises, the Fourth Floor Expansion Premises, the Sixth Floor Premises and the Sixth Floor Expansion Premises.

Section 1.21 - "Proportionate Share" means a fraction which has as its numerator the Rentable Area of the Premises, and as its denominator, the Rentable Area of the Building.

Section 1.22 - "Rent" means all Minimum Rent and Additional Rent payable pursuant to this Lease.

Section 1.23 - "Rentable Area of the Premises" means (i) where a tenant has leased or occupied an entire floor in the Building, all floor area measured from the inside face of the outer building glass surfaces and from the inside face of outer building masonry walls including the elevator lobby, service corridors, electrical rooms, telephone rooms, janitors' closets, men's and women's washrooms, mechanical rooms and vending areas, but shall exclude the lobby on the ground floor of the Building in the case of a ground floor tenant leasing or occupying such entire floor and shall exclude the elements of the Building that penetrate through the floor to areas below, such as stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts and their enclosing wall, provided that no deduction from Rentable Area shall be made for columns or projections necessary to the Building nor for any service areas which are for the specific use of a particular tenant, such as special stairs and/or elevators, or, (ii) where a floor is leased or occupied by more than one (1) tenant, (except for a ground floor tenant), the Useable Floor Area of the Premises multiplied by a fraction, the numerator of which shall be the Rentable Area for that floor on which the Premises are located, determined as if the Tenant had leased the entire floor for its lease purposes and the denominator of which shall be the aggregate Useable Floor Area of the same floor assuming a full corridor design for the floor upon which the Premises are located, or, (iii) in the case of a ground floor tenant, where a floor is leased or occupied by more than one (1) tenant, the Useable Floor Area of the Premises plus a gross up factor based on assuming that the ground floor is a typical multi-tenanted floor for office usage with a full corridor design for such floor. The definitions in this paragraph are in accordance with the standard method for measuring floor area in office buildings as sanctioned by the Building Owners and Managers Association International (BOMA) as of June 21, 1989.

Section 1.24 - "Rentable Area of the Building" means the aggregate of the individual Rentable Areas (measured in accordance with the method set out in Section 1.23) of all Leasable Premises within the Building.

Section 1.25 - "Rental Year" means a period of time, the first Rental Year commencing on the first day of the Term hereof, and ending on the last day of the month of December immediately following. Each Rental Year thereafter shall consist of consecutive periods of twelve (12) calendar months, but the last Rental Year of the Term shall terminate on the expiration or earlier termination of this Lease.

          If, however, the Landlord considers it necessary or convenient for the Landlord's purposes, the Landlord may at any time and from time to time, by written notice to the Tenant, specify a date from which each subsequent Rental Year is to commence, and in such event, the then current Rental Year shall terminate on the day immediately preceding the commencement of such new Rental Year, and the appropriate adjustments shall be made between the parties.

Section 1.26 - "Rules and Regulations" means the rules and regulations contained in Schedule "D" of this Lease and such amendments and additions thereto which may be adopted and promulgated by the Landlord from time to time, acting reasonably.

Section 1.27 - "Sixth Floor Premises" means that part of the Premises located on the 6th floor of the Building as shown outlined in green on the plan attached as Schedule "B".

Section 1.28 - "Sixth Floor Expansion Premises" means that part of the Premises located on the 6th floor of the Building as shown outlined in yellow on the plan attached as Schedule "B".

  Section 1.29 - "Tenant" means the Party of the Second Part and is deemed to include the word "lessee" and any Person mentioned as Tenant in this Lease whether one or more.

Section 1.30 - "Tenant's Work" means the work completed or to be completed by the Tenant, described in the provisions of Schedule "C" hereto.

Section 1.31 - "Term" means the period of time described in Section 3.03 hereof, and any renewal or extension thereof, if applicable.

Section 1.32 - "Usable Floor Area" means (i) where a tenant has leased or occupied an entire floor in the Building, the Rentable Area of the Premises, or,
(ii) where a floor is leased or occupied by more than one (1) tenant, all floor area from the inside face of the outer building glass surfaces and from the inside face of the outer building masonry walls to the tenant's side of corridors and/or other permanent partitions and to the centre of partitions that separate the Premises from adjoining tenants' premises (whether occupied or not) but excluding elements of the Building that penetrate through the floor to areas below, such as stairs, elevator shafts, flues, pipe shafts, and vertical ducts and their enclosing walls. No deduction from Usable Floor Area shall be made for columns or projections necessary for the Building nor for any service areas which are for the specific use of a particular tenant, such as special stairs and/or elevators. The definitions in this paragraph are in accordance with the standard method of measuring floor area in office buildings as sanctioned by the Building Owners and Managers Association International (BOMA) as of June 21, 1989.

SCHEDULES

"A" - legal description

"B" - sketch of the Premises outlined in red, blue, green and yellow, as applicable

"C" - Landlord's Work and Tenant's Work

"D" - Rules and Regulations

"E" - Indemnity Agreement

RIDERS

No. 1 - Option to Extend the Term

No. 2 - Free Rent Periods

No. 3 - Lease Cancellation Provisions

No. 4 - Option to Lease Additional Space

No. 5 - Payment for Leasehold Improvements - Sixth Floor Expansion Premises

                                   ARTICLE II

                           Intent and Interpretation


Section 2.01 - Net Lease

          The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net lease to the Landlord, except as expressly herein set out, that during the Term the Landlord is not responsible for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the use and occupancy thereof, or the contents thereof or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind, extraordinary as well as ordinary and foreseen as well as unforeseen, relating to the Premises, the use and occupancy thereof, the contents thereof, and the business carried on therein, except as expressly herein set out.

Section 2.02 - Obligations as Covenants

          Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

Section 2.03 - Headings

          The headings introducing Sections and Articles in this Lease are inserted for convenience of reference only and in no way define, limit, construe or describe the scope or intent of such Sections or Articles.

Section 2.04 - Extended Meanings

          The words "hereof", "herein", "hereunder" and similar expressions used in any Section or subsection of this Lease relate to the whole of this Lease and not to that Section or subsection only, unless otherwise expressly provided.
The use of the neuter singular pronoun to refer to any party is deemed a proper reference even though the party is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant or other party and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

Section 2.05 - Partial Invalidity

          If for any reason whatsoever any term, covenant or condition of this Lease, or the application thereof to any person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

          (a) is deemed to be independent of the remainder of this Lease and to be severable and divisible therefrom and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of this Lease or any part thereof; and

          (b) continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

          Neither party is obliged to enforce any term, covenant or condition of this Lease against any Person, if, or to the extent by so doing, such party is caused to be in breach of any laws, rules, regulations or enactments from time to time in force.

Section 2.06 - Entire Agreement

          This Lease and Schedules "A", "B", "C", "D" and "E" and Riders 1, 2, 3, 4 and 5 attached hereto form a part hereof together with the Rules and Regulations adopted and promulgated by the Landlord pursuant to Section 16.01 hereof, sets forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. This Lease, Schedules "A", "B", "C", "D" and "E" and Riders 1, 2, 3, 4 and 5 attached hereto and the Rules and Regulations adopted and promulgated by the Landlord pursuant to Section 16.01 hereof, supersede and replace the Original Lease, the First Lease Amending Agreement, the Second Lease Amending Agreement, the January 1994 Lease Amending Agreement and the Suite 606 Agreement, and any other proposals entered into in connection with the Premises or any part thereof; provided that nothing herein shall prejudice the Landlord in the event that any of the terms, conditions or covenants on the part of the Tenant to be performed pursuant to the Original Lease, the First Lease Amending Agreement, the Second Lease Amending Agreement, the January 1994 Lease Amending Agreement, and/or the Suite 606 Agreement, have not been complied with in full, to the date hereof, all of which rights and remedies are hereby expressly reserved in favour of the Landlord. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless in writing and signed by the parties to be bound thereby.

Section 2.07 - Governing Law

          This Lease shall be construed in accordance with and governed by the laws of the Province of Ontario.

Section 2.08 - Time of the Essence

          Time is of the essence of this Lease and of every part hereof.


                                  ARTICLE III

                                 Grant and Term


Section 3.01 - Premises

          In consideration of the rents, covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Premises. The space enclosed by the boundaries of the Premises extends vertically from the top surface of the structural subfloor to the bottom surface of the structural ceiling and horizontally to the limits of the Rentable Area of the Premises determined in accordance with Section 1.23, but it is acknowledged and agreed that the Common Facilities which are within the space enclosed by the boundaries of the Premises do not form part of the Premises.

Section 3.02 - Use of Common Facilities

          The use and occupation by the Tenant of the Premises includes the non-exclusive and non-transferable right or licence to use the Common Facilities in common with others entitled thereto for the purposes for which they are intended and during such hours as the Building may be open for business as determined by the Landlord from time to time, subject in each case to this Lease and to the Rules and Regulations.

Section 3.03 - Commencement and Ending Date of the Term

          The Tenant shall have and hold the Premises for and during the Term which shall be, unless sooner terminated pursuant to the other provisions hereof, the period of ten (10) years, from and including the 1st day of March, 1994 (the "Commencement

Date") to and including the 29th day of February, 2004, subject to the provisions hereof relating to earlier termination.

Section 3.04 - Failure of Tenant to Open

          The Tenant represents and warrants to the Landlord that it is in possession of that part of the Premises constituting the Original Premises, the Fourth Floor Expansion Premises and the Sixth Floor Premises. The Tenant covenants to take possession of that part of the Premises constituting the Sixth Floor Expansion Premises and to open such part of the Premises for business fully fixtured, stocked and staffed no later than March 1st, 1994, and in the event that the Tenant fails to do so, then the Tenant acknowledges that the Landlord shall have the right, notwithstanding the foregoing, to collect the Minimum Rent and Additional Rent in this Lease provided for each and every day that the Tenant shall fail to commence to do business as in this Lease provided. In addition to any and all other remedies in this Lease provided, the Landlord shall have the right, at its option, to terminate this Lease upon ten (10) days notice to the Tenant of its election to do so in the event the Tenant is in default of its covenant pursuant to this Section 3.04.

Section 3.05 - Certificates

          (a) The Landlord and Tenant acknowledge that the Rentable Area and the Usable Area of the Original Premises, the Fourth Floor Expansion Premises and the Sixth Floor Premises have been certified and consist of the following:

             (i)  Original Premises:   Usable Floor Area - 3,419 square feet
                                       Rentable Area - 3,758 square feet

            (ii)  Fourth Floor Expansion
                  Premises:  Usable Floor Area - 3,930 square feet
                                       Rentable Area - 4,100 square feet

           (iii)  Sixth Floor Premises:  Usable Floor Area -7,365 square feet
                                       Rentable Area - 7,946 square feet,

and that such certificates are binding on the Landlord and the Tenant and form part of this Lease.

          (b) The Landlord agrees to provide at its expense a certificate from its space planner certifying in writing the Rentable Area of that part of the Premises constituting the Sixth

Floor Expansion Premises expressed in square feet; the Tenant shall be bound by such determination unless it shall within 30 days of receipt of such certificate give written notice of its challenge to such certification and, in such event, the Landlord and Tenant shall agree on an independent third party to determine the Rentable Area of that part of the Premises constituting the Sixth Floor Expansion Premises and, in the event there shall be a variation of 5% or more in the subsequent certificate, the costs of obtaining the certification shall be borne by the Landlord, and in every other case shall be borne by the Tenant.
The purposes of such certification shall be for the purposes of calculating the Leasehold Improvement Allowance which the Landlord shall pay to the Tenant in connection with the Sixth Floor Expansion Premises, as provided for in the provisions of Rider No. 5, and for the purposes of calculating the Minimum Rent and the Additional Rent payable in respect of the Sixth Floor Expansion Premises.

Section 3.06 - Early Occupancy

          If the Tenant begins to conduct business in all or any portion of the Sixth Floor Expansion (except for Suite 606) Premises before the Commencement Date, the Tenant shall pay to the Landlord on the Commencement Date a rental in respect thereof for the period from the date the Tenant begins to conduct business in all or any part of the Premises to the Commencement Date, which rental shall be that proportion of Rent for one calendar year which the number of days in such period is 365. Except where clearly inappropriate, the provisions of this Lease shall be applicable during such period. The Tenant shall not, however, conduct business from the Sixth Floor Expansion Premises before the Commencement Date without the Landlord's prior written approval except with respect to Suite 606 which shall be governed by the Suite 606 Agreement.

Section 3.07 - Acceptance of Premises

          The Tenant acknowledges and agrees that the Premises including the Landlord's Work are in good and satisfactory condition and that all undertakings, if any, of the Landlord to alter, remodel or improve the Premises or the Building and all representations, if any, by the Landlord respecting the condition of the Premises or the Building have been fully satisfied and performed by the Landlord.

Section 3.08 - Tenant's Work

          The Tenant agrees to undertake and install the Tenant's Work.

                                 ARTICLE IV

                                      Rent


Section 4.01 - Covenant to Pay

          The Tenant shall pay Rent as herein provided which obligation shall survive the expiration or earlier termination of this Lease.

Section 4.02 - Minimum Rent

          The Tenant shall pay from and after the Commencement Date to the Landlord at the office of the Landlord, or at such other place designated by the Landlord, in lawful money of Canada, without any prior demand therefor and without any deduction, abatement, setoff or compensation whatsoever, as annual Minimum Rent, payable as outlined below, each instalment in advance on the first day of each and every month in the following periods, subject to the provisions of Rider No.2, Free Rent Periods, and Rider No.4, Option to Lease Additional
Space:

          (a) From and including the 1st day of March, 1994, to and including the 28th day of February, 1997, as annual Minimum Rent, the sum of Two Hundred and Sixty-Seven Thousand, Five Hundred and Sixty-One Dollars ($267,561.00) payable in equal consecutive monthly instalments of Twenty-Two Thousand, Two Hundred and Ninety-Six Dollars and Seventy-Five Cents ($22,296.75) based on an annual Minimum Rent rate of Ten Dollars and Fifty Cents ($10.50) per square foot of Rentable Area of the Premises;

          (b) From and including the 1st day of March, 1997, to and including the 29th day of February, 2000, as annual Minimum Rent, the sum of Three Hundred and Eighteen Thousand, Five Hundred and Twenty-Five Dollars ($318,525.00) payable in equal consecutive monthly instalments of Twenty-Six Thousand, Five Hundred and Forty-Three Dollars and Seventy-Five Cents ($26,543.75) based on an annual Minimum Rent rate of Twelve Dollars and Fifty Cents ($12.50) per square foot of Rentable Area of the Premises;

          (c) From and including the 1st day of March, 2000, to and including the 29th day of February, 2004, as annual Minimum Rent, the sum of Three Hundred and Sixty-Nine Thousand, Four Hundred and Eighty-Nine Dollars ($369,489.00) payable in equal consecutive monthly instalments of Thirty Thousand, Seven Hundred and Ninety Dollars and Seventy-Five Cents

               ($30,790.75) based on an annual Minimum Rent rate of Fourteen Dollars and Fifty Cents ($14.50) per square foot of Rentable Area of the Premises.

As provided for in the provisions of Section 3.05, the Rentable Area of the Original Premises and the Fourth Floor Expansion Premises have been determined. When the Rentable Area of that part of the Premises constituting the Sixth Floor Premises together with the Sixth Floor Expansion Premises is certified pursuant to the provisions of Section 3.05 hereof, the Minimum Rent shall, if necessary, be adjusted accordingly as of the Commencement Date. If the Tenant has paid in excess of the amounts due on account of Minimum Rent as a result of such adjustment, the excess shall be credited by the Landlord against Rent, then or in the future owing by the Tenant under this Lease. If the amount the Tenant has paid is less than the amounts due as a result of the adjustment, the Tenant shall pay such additional amounts due within 30 days after demand therefor.

Section 4.03 - Deposit

          The Tenant and Landlord acknowledge that the deposit paid by the Tenant pursuant to the Original Lease in the amount of Eight Thousand One Hundred and Sixty-Two Dollars ($8,162.00) (the "Deposit") was held without interest by the Landlord and was applied on account of the first month Minimum Rent as it fell due and Additional Rent as it fell due under the Original Lease and that there is no further credit owing to the Tenant in respect of the Deposit.

Section 4.04 - Security Deposit

          The Tenant and Landlord acknowledge that the sum of Eight Thousand One Hundred and Sixty-Two Dollars ($8,162.00) paid by the Tenant to the Landlord as a security deposit (the "Security Deposit") pursuant to the Original Lease will continue to be held by the Landlord without liability or interest as security for the faithful performance by the Tenant of all the terms, covenants and conditions of this Lease by the Tenant to be kept, observed and performed. The Landlord shall not be required to keep the Security Deposit separate from its general funds.

          If at any time during the Term, the Rent or any other sums payable by the Tenant hereunder are overdue and unpaid, or if the Tenant fails to keep and perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant, the Landlord at its option may, in addition to any and all other rights and remedies provided for in this Lease or by law, appropriate and apply the entire Security Deposit, or so much thereof as is necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant. If the entire

Security Deposit, or any portion thereof is appropriated and applied by the Landlord for the payment of overdue Rent or any other sums due and payable by the Tenant hereunder, then the Tenant shall, upon written demand of the Landlord forthwith remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and the Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. If the Tenant complies with all of the terms, covenants and conditions and properly pays all of the Rent and any other sums herein provided and payable by the Tenant, the Security Deposit shall be returned in full to the Tenant without interest within sixty (60) days after the end of the Term or any renewal thereof.

          The Landlord may deliver the Security Deposit to any purchaser of the landlord's interest in the Premises or in the Building, if such interest is sold and thereupon the landlord shall be discharged from any liability with respect to the Security Deposit.

Section 4.05 - Rent Past Due

          If the Tenant fails to pay, when the same is due and payable, any Rent or any other amount payable by the Tenant under this Lease, such unpaid amounts shall bear interest (payable as Additional Rent) from the due date thereof to the date of payment at a rate per annum which is equal to four (4) percentage points in excess of the prime commercial lending rate (the "Prime Rate") per annum charged by any Canadian bank designated by the Landlord from time to time on loans made in Canadian funds to its most favoured commercial borrowers, calculated and compounded monthly, with any adjustment in such rate to be effective on the first day of the month next following such change in the Prime Rate.


                                   ARTICLE V

                                     Taxes


Section 5.01 - Taxes - Definition

          "Taxes" means all taxes, rates, duties, and assessments (including local improvement taxes), impost charges or levies, whether general or special, that are levied, rated, charged or assessed against the Building or any part thereof from time to time (including, without limitation, the Common Facilities) by any lawful taxing authority, whether federal, provincial, municipal, school or otherwise, and any taxes or other amounts which are imposed in lieu of, or in addition to, any of the foregoing whether of the foregoing character or not or whether in existence at the Commencement Date or not, and any such taxes levied or assessed against the Landlord or any owner on account of its ownership of or interest in the Building. Capital taxes shall be based on the amount of taxable paid up capital employed by the owner of the Building as at the 1st day of August, 1991.

Section 5.02 - Taxes Payable by the Landlord

          The Landlord shall pay all Taxes which are levied, rated, charged or assessed against the Building or any part thereof subject to Sections 5.03, 5.04 and, 6.02 hereof. However, the Landlord may defer payment of any such Taxes, or defer compliance with any statute, law, by-law, regulation or ordinance in connection with levying of any such Taxes, in each case to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of any such Taxes and so long as the same does not result in forfeiture by the Tenant of its interest in this Lease or any disturbance of its right to quiet possession hereunder.

Section 5.03 - Taxes Payable by the Tenant

          (a) The Tenant shall pay, as Additional Rent, in each and every year during the Term and within the times provided for by the taxing authorities, to the Landlord or to the taxing authorities as the Landlord may direct, and discharge, all Taxes that may be levied, rated, charged or assessed against the Premises and against all leasehold improvements situate at the Premises, or any part or parts thereof from time to time by any taxing authority whether federal, provincial, municipal, school or otherwise. The Tenant agrees to provide the Landlord upon receipt by the Tenant with a copy of any separate tax bills, and separate notices of assessments for and in respect of the Premises and all leasehold improvements situate at the Premises. In addition, the Tenant shall pay to the Landlord, on demand, as Additional Rent, in each Rental Year, the Tenant's Proportionate Share of the Taxes assessed against the lands described in Schedule "A" and the Common Facilities.

          (b) In the event that there shall not be a separate assessment for Taxes made against the Premises, the Landlord may, at its option, with each tax bill it receives, make an allocation of Taxes on a reasonable and equitable basis between the lands described in Schedule "A", the Common Facilities, the Leasable Premises, the different components of the Leasable Premises and other premises available for leasing which do not constitute part of the Leasable Premises and as between the Leasable Premises, the different components of the Leasable Premises and the Premises, and as between the assessment relating to the leasehold improvements made to the Premises and those made to other Leasable Premises and such other premises, and the Landlord shall be entitled to charge an administration fee of fifteen per cent (15%) of the amount of such Taxes so allocated to the Tenant.

The Tenant shall pay its share of Taxes so allocated against the Premises by the Landlord together with the share of such administration charge within ten (10) days after demand therefor by the Landlord and the Tenant in addition shall pay to the Landlord, as Additional Rent, in each Rental Year, the Tenant's Proportionate Share of the Taxes so allocated against the said lands and the Common Facilities.

          (c) In the event that there shall not be a separate assessment for Taxes made against the Premises the Landlord at its option, may include all Taxes for the lands described in Schedule "A", the Building, the Common Facilities, the Leasable Premises and all other premises available for leasing in the Building which do not constitute part of the Leasable Premises, in the costs and expenses referred to in Section 6.02(a) and (b), and the Tenant shall pay its Proportionate Share thereof in the manner and at the time set forth in
Section 6.03 hereof.

          (d) Notwithstanding the provisions of this Lease, the Landlord shall not, in calculating Additional Rent, include goods and services taxes paid or payable to third parties for goods and services acquired by the Landlord which would have the effect of the Tenant paying goods and services taxes on the goods and services taxes which the Landlord has paid or which is payable to third parties for such goods and services so acquired by the Landlord, unless the Landlord is not entitled to claim an input tax credit in respect of such goods and services taxes and unless law provides otherwise and requires the Landlord so to do. Provided that the foregoing shall not be construed so as to prevent or prohibit the Landlord from collecting goods and services taxes on Additional Rent as required by law.

Section 5.04 - Business Taxes and Other Taxes of Tenant

          (a) In addition to the Taxes payable by the Tenant pursuant to Section 5.03, the Tenant shall pay as Additional Rent to the lawful taxing authorities, or to the Landlord, as it may direct, and shall discharge in each Rental Year when the same become due and payable (i) all taxes, rates, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, fixtures, personal property, equipment and facilities on or in the Premises or any part thereof; and, (ii) every tax and license fee which is levied, rated, charged or assessed against or in respect of any and every business carried on in the Premises or in respect of the use or occupancy thereof or any other part of the Building by the Tenant and every subtenant or licensee of the Tenant, all of the foregoing described in subsections (i) and (ii) aforesaid being collectively referred to as "Business Taxes" and whether in any case, any such taxes, rates, duties, assessments or license fees are rated, charged or assessed by any federal, provincial, municipal, school or other body during the Term. If there are no separate bills provided for Business Taxes, the Tenant shall pay its Proportionate Share of all Business Taxes with respect to the entire Building; and, (iii) all taxes that are levied, charged, assessed or imposed wholly or partially with respect to the Rent, or the rental of the Premises or the provision of any goods, services or utilities whatsoever by the Landlord to the Tenant under this Lease, whether imposed upon the Tenant or the Landlord, whether the same exist as of the date hereof, as of the Commencement Date, or at any time thereafter.

          (b) The Tenant shall upon request of the Landlord promptly deliver to the Landlord for inspection, receipts for payment of all taxes payable by the Tenant pursuant to this Section 5.04, notices of any assessments of any taxes referred to in this Section 5.04 received by the Tenant and such other information in connection with any such taxes as the Landlord reasonably determines from time to time.

          (c) The Tenant hereby expressly agrees that it is not permitted to contest or appeal any taxes referred to in Sections 5.01, 5.03 and 5.04, save and except with respect to its own Business Taxes. The Tenant agrees to deliver to the Landlord, at least ten (10) days prior to the last date permitted for filing of an appeal, notice of any appeal or contestation that the Tenant intends to institute with respect to its own Business Taxes and to consult with and obtain the prior written approval of the Landlord to any such appeal or contestation. If the Tenant obtains approval, the Tenant shall, upon demand, deliver to the Landlord such security for the payment of such Business Taxes as the Landlord deems advisable and the Tenant shall diligently prosecute any such appeal or contestation to a speedy resolution and shall keep the Landlord informed of its progress in that regard from time to time.

Section 5.05 - Tenant's Indemnification With Respect to Taxes
               under Sections 5.01, 5.03 and 5.04

          The Tenant shall promptly indemnify and hold harmless the Landlord from and against payment for any and all losses, claims, actions, suits, proceedings, causes of action, demands, damages, judgments, executions, liabilities, responsibilities, costs, charges and expenses (collectively referred to in this Lease as "Claims") occasioned by or arising from any and all taxes payable by the Tenant hereunder including those which may in future be levied in lieu of or in addition to such taxes referred to in Sections 5.01,
5.03 and 5.04 or which may be assessed against any Rent payable pursuant to this Lease whether in lieu of such taxes or otherwise, whether against the Landlord or the Tenant including, without limitation, any increase whensoever occurring in such taxes arising directly or indirectly out of an appeal or contestation by the Tenant of its own Business Taxes relating to the Premises or the Building or any part thereof. The Tenant shall deliver to the Landlord on demand such security for any such increase in such Business Taxes as the Landlord deems advisable.

Section 5.06 - Landlord's Taxes

          Notwithstanding what is otherwise herein provided for in this Article V, but subject to the provisions of Section 5.04(a)(iii) hereof, the Tenant shall not be responsible for the payment of taxes on the income or profits of the Landlord to the extent that they are not imposed in lieu of Taxes or any other tax otherwise payable by the Tenant hereunder.

Section 5.07 - Per Diem Adjustment

          If any Rental Year during the Term of this Lease is less than twelve
(12) calendar months, the taxes that the Tenant is required to pay pursuant to
Article V hereof shall be subject to a per diem adjustment on the basis of a period of 365 days.


                                   ARTICLE VI

              Building and Common Facilities - Control and Payment


Section 6.01 - Control of the Building by the Landlord

          The Landlord or its Manager shall operate and maintain the Building in such manner as the Landlord determines from time to time, and in a first-class and reputable manner as would a prudent landlord of a similar multiple tenancy commercial office/retail building having regard to size, age and location.

          The Building is at all times subject to the exclusive control and management of the Landlord. Without limiting the generality of the foregoing, the Landlord has the right, in its control, management and operation of the Building and by the establishment of Rules and Regulations and general policies with respect to the operation of the Building or any part thereof at all times during the period of time that the Tenant's Work contemplated in Schedule "C" hereto is being undertaken and throughout the Term, to:

          (a) (i) obstruct or close off all or any part of the Building for the purpose of maintenance, repair or construction;

              (ii) close all or any portion of the Building to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any Person or the public therein;

             (iii) grant, modify and terminate easements and other agreements pertaining to the use and maintenance of all or any part of the Building;

              (iv) employ all personnel including supervisory personnel and managers necessary for the operation, maintenance and control of the Building; the Tenant acknowledges that the Building may be managed by the Landlord or by the Manager or such other Person as the Landlord designates in writing from time to time;

               (v) from time to time, prohibit the Tenant and its employees from parking anywhere in the Building; if the Landlord designates tenant parking areas in the Building or elsewhere, the Tenant and its employees shall park their vehicles only in such parking areas; the Tenant shall furnish the Landlord, upon request, with the current licence numbers of all vehicles owned or used by the Tenant and its employees and such other information concerning vehicles and parking thereof as the Landlord may require and the Tenant shall, thereafter, notify the Landlord of any changes within five (5) days after such changes occur; if the Tenant or its employees park their vehicles in any such prohibited parking areas, the Landlord, in addition to all rights and remedies hereunder, shall have the right to charge the Tenant a per diem fee per vehicle parked in any area other than a designated area; such fee is payable as Additional Rent on demand; the Landlord reserves the right to impose charges upon the Tenant and any person (including the general public) for the use of parking facilities;

              (vi) hire the services of a Manager which may be one of the parties constituting the Landlord or which may be an affiliate, associate, subsidiary or related Person to the Landlord or any party constituting the Landlord;

          (b) from time to time, change the area, level, location, arrangement or use of the Building or any part thereof, make alterations, additions, subtractions, or re-arrangements to the Building or any part thereof, and construct additional buildings, structures, improvements or facilities in, adjoining or near to, the Building or to construct other buildings, structures or improvements in the Building and build additional stories on the Building; and

          (c) do and perform such other acts in and to the Building as, in the use of good business judgment, the Landlord determines to be advisable for the more efficient and proper operation of the Building.

          Notwithstanding anything contained in this Lease, it is understood and agreed that if as a result of the exercise by the Landlord of its rights set out in this Section 6.01, the Common Facilities or the Parking Facilities are diminished or altered in any manner whatsoever, the Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or diminution or abatement of Rent, nor is any alteration or diminution of the Common Facilities or the Parking Facilities deemed constructive or actual eviction, or a breach of any covenant for quiet enjoyment contained in this Lease.

          If the Landlord is directly undertaking itself or through its contractors any matter or any action, which will result in an interference with the Tenant's use and enjoyment of the Building and the Premises for a period in excess of 24 hours, then the Landlord shall first notify the Tenant of its intention so to do, failing which, the Tenant shall have the right to give written notice to the Landlord that it has breached the aforesaid covenant and demanding that within 48 hours of receipt of such notice the Landlord ceases to unreasonably interfere with the Tenant's use and enjoyment of the Building and the Premises, and failing rectification within the aforesaid 48 hours, the Minimum Rent shall abate in proportion to the use of the Premises that is not usable for the purposes intended as determined by the Tenant, acting reasonably, until such matters have been rectified. It is acknowledged by the Tenant that notwithstanding the foregoing, it will be necessary for the Landlord from time to time to construct or demolish tenants' improvements within the Building (including the floor upon which the Premises are located) during Normal Business Hours and that such activity may temporarily create some disruption to the Tenant's normal quiet use and enjoyment of the Building and the Premises and the Tenant acknowledges and agrees that in such instances there shall be no abatement of Minimum Rent.

Section 6.02 - Tenant to Bear Share of Expense

          (a) In each Rental Year, the Tenant shall pay to the Landlord, as Additional Rent, its Proportionate Share or other share determined by the Landlord as provided for herein, as the case may be, of the total costs and expenses incurred, accrued, paid, payable or attributable, whether by the Landlord or others on behalf of the Landlord: (1) for the operation, service, maintenance, repair, rebuilding, replacement, insurance, policing, supervision, management, and administration of the Building, and, (2) for the Landlord to discharge its obligations or actions under this Lease or under other leases of premises in the Building or under any arrangements entered into by the Landlord in respect of the Building and/or other adjoining buildings to the extent of any rights accruing to the Building. Any allocation of costs, charges or expenses which is determined by the Landlord under this Lease shall be done on a reasonable and equitable basis.

          (b) The costs and expenses as set out in Section 6.02(a) include, without limitation and without duplication, the aggregate of:

                (i) insurance on the Building and any improvements, equipment and other property located thereon; the Landlord's insurance may, without limitation, include loss of insurable gross profits attributable to the perils insured against by the Landlord or commonly insured against by landlords, including loss of rent and other amounts receivable from tenants in the Building, and third party liability coverage including the exposure of personal injury, bodily injury, property damage occurrence, including all contractual obligations coverage and including actions of the employees, contractors, subcontractors and agents working on behalf of the Landlord;

               (ii) landscaping, cleaning (including window cleaning),
                    painting, snow and ice removal (including without limitation, line painting and curb installation), garbage and waste collection and disposal, and all costs referred to in Section 6.04;

              (iii) lighting, utilities (including, without limitation,
                    electricity, water, gas, steam and other fuel and hook-up, connection or service charges for utilities, and charges for the use of the sewage disposal system), loudspeakers, and any telephone answering service facilities and systems, used in or serving the Building, and the cost of electricity for any signs designated by the Landlord as part of the Common Facilities;

               (iv) policing, security, security systems, supervision and traffic control;

                (v) in the event that the Landlord has not contracted for the management services of the Manager or any Person for the operation, supervision, management and administration of the Building, remuneration (including, without limitation, contributions and premiums towards fringe benefits, unemployment and Worker's Compensation insurance, pension plan contributions and similar premiums and contributions) of Persons to the extent engaged in the operation, maintenance, administration, management and supervision of the Building;

               (vi) the cost of the rental of any equipment and signs, and the cost of building supplies used by the Landlord in the maintenance of the Building;

              (vii) reasonable auditing, accounting, bookkeeping, legal and other professional and consulting fees and disbursements;

             (viii) the reasonable cost of all repairs (including, without limitation, major repairs) and replacements to and maintenance and operation of the Building and the Common Facilities and the systems, facilities and equipment serving the Building (including, without limitation, all escalators, elevators, moving sidewalks and other transportation equipment and systems and all heating, ventilating and air conditioning and climate control systems serving the Building) except for the cost of repairing or replacing any inherent structural defects or weaknesses;

               (ix) depreciation or amortization (1) of the cost, including repair and replacement, of all maintenance, cleaning and operating equipment and master utility meters from the Commencement Date, and, (2) of the costs incurred after the Commencement Date for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building unless they are, pursuant to Section 6.02(b)(viii), charged fully in the Rental Year in which they are incurred in accordance with sound accounting principles;

                (x) all reasonable costs incurred in acquiring, installing, maintaining, revising, repairing and replacing energy conservation equipment and systems and life safety systems for the Building and for effecting any improvements to the Building made to comply with air pollution or environmental control standards;

               (xi) heating, ventilating and air conditioning costs of the
                    Building;

              (xii) subject to the provisions of Article VII hereof, the cost of water, fuel, power, telephone and other utilities used or consumed in or with respect to the Building, subject to reasonable increase thereof from time to time for inflation of costs;

             (xiii) reserves established by the Landlord for capital
                    expenditures based on $.20 per square foot, per annum, of the Rentable Area of the Building, subject to reasonable increase thereof from time to time for the inflation of costs;

              (xiv) subject to the provisions of Article V hereof, the
                    Business Taxes of the Landlord and Taxes, and all costs incurred by the Landlord in contesting or appealing such taxes or related assessments (including, without limitation, legal, appraisal and other professional fees and administration and overhead costs) on all or any part of the Building;

               (xv) sales, value added and excise or other taxes on goods and services provided by or on behalf of the Landlord in connection with the maintenance, repair, operation, administration or management of the Building, whether or not in existence at the Commencement Date;

              (xvi) capital taxes, if applicable, being the amount of any tax or taxes levied against the Landlord and owners of the Building by any governmental authority having jurisdiction based upon or computed by reference to the paid-up capital or place of business of the

                    Landlord and owners of the Building or other similar criteria as determined for the purposes of such tax or taxes, or any similar tax, rate, duty, levy, fee, charge or assessment levied, imposed or assessed in the future in lieu thereof or in addition thereto by any governmental authority. For the purposes hereof such tax or taxes shall mean the amount of tax that would be payable if the Building were the only establishment of the Landlord and owners of the Building and capital taxes shall be limited to the extent that they do not exceed the taxes on the capital employed by the owners of the Building in the Building as at August 1, 1991;

             (xvii) in the event that the Landlord has not contracted for the management services of a Person for the operation, supervision, management and administration of the Building, an administration fee of fifteen per cent (15%) of such total annual costs set out in Section 6.02(b)(i) to
                    Section 6.02(b)(viii) inclusive and Section 6.02(b)(x) to
                    Section 6.02(b)(xii) inclusive and Section 6.02(b)(xiv) to
                    Section 6.02(b)(xvi) (or such greater amount as shall be standard from time to time in the property management industry, as determined by the Landlord, acting reasonably);

            (xviii) in the event that the Landlord has hired the services of the Manager or any Person for the operation, supervision, management and administration of the Building, all amounts which the Landlord must pay to such Manager or any Person in connection therewith, including without limitation, management fees and disbursements incurred by such Manager or any Person in carrying out its obligations to the Landlord.

          From the total of the above costs set out in Section 6.02(b)(i) to
Section 6.02(b)(xvi) inclusive, there shall be deducted net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that such proceeds relate to the costs and expenses incurred in the maintenance and operation of the Common Facilities.

          Provided that in computing such costs and expenses described in
Section 6.02(a) and (b), if the Landlord from time to time determines that the use of any water, fuel, power, telephone or other utilities used or consumed in or with respect to the Premises, or in the event that any service to or in respect of the Premises is disproportionate to the use of other tenants or occupants in the Building, the Landlord may adjust the Tenant's share of the cost thereof from a date reasonably determined by the Landlord to take into account such disproportionate use.

          Provided further that in computing such costs and expenses described in Section 6.02 (a) and (b), the Tenant acknowledges that certain of such costs and expenses may not be incurred in respect of or for the benefit of all tenants and occupants in the Building, and that the Landlord shall have the right to allocate such costs and expenses in a reasonable and equitable manner amongst the several components and areas of the Building, including the Common Facilities and the Leasable Premises and amongst the various components of Leasable Premises in the Building, and the Tenant shall pay its Proportionate Share of such allocation to the Common Facilities plus a share of such costs and expenses so allocated to other components of the Building wherein such cost or expense relates to the Premises based upon the Rentable Area of the Premises and the Rentable Area of those Leasable Premises in connection with which such allocation has been made.

Section 6.03 - Payment of Tenant's Share

          (a) Subject to the provisions of Articles V and VII hereof, the amounts payable by the Tenant pursuant to Articles V, VI and VII hereof may be estimated by the Landlord for such period as the Landlord determines from time to time, and the Tenant agrees to pay to the Landlord the Tenant's Proportionate Share, or other share thereof determined by the Landlord as provided for herein, as the case may be, as so estimated, of such amounts in monthly installments in advance during such period as Additional Rent. Notwithstanding the foregoing, as soon as bills for all or any portion of the said amounts so estimated are received, the Landlord may bill the Tenant for the Tenant's Proportionate Share thereof or other share thereof determined by the Landlord as provided for herein, as the case may be, and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid by the Tenant on the basis of the Landlord's estimate as aforesaid) as Additional Rent on demand. Provided that in the event that the Landlord does not provide a new estimate, notwithstanding that the period for which such previous estimate has been given to the Tenant has expired, the Tenant shall continue to pay its Proportionate Share, or other share thereof determined by the Landlord as provided for herein, as the case may be, based on the most recent estimate provided by the Landlord, until such time as a new estimate is rendered by the Landlord therefor.

          (b) Within a reasonable period of time after the end of the period for which such estimated payments have been made, the Landlord shall deliver to the Tenant an audited statement issued by the Landlord's auditors, which statement will set forth the amounts and costs referred to in Articles V, VI and VII together with a statement of the Tenant's Proportionate Share thereof, as provided for herein. In either case, if necessary, an adjustment shall be made between the parties in the following manner. If the Tenant has paid in excess of the amounts due, the excess shall be credited by the Landlord against Rent, then or in the future owing by the Tenant under this Lease. If the amount the Tenant has paid is less than the amounts due, the Tenant agrees to pay such additional amounts due with the next monthly payment of Minimum Rent. If any Rental Year during the Term is greater or less than any such period determined by the Landlord as aforesaid, the Tenant's Proportionate Share or other share thereof determined by the Landlord as provided for herein, as the case may be, shall be subject to a per diem, pro rata adjustment. Failure of the Landlord to provide any statement under this Section 6.03 shall not prejudice the Landlord's right to provide such statement thereafter or with respect to any other period. The providing of any such statement shall also not affect the Landlord's right to subsequently provide an amended or corrected statement.

Section 6.04 - Landlord's Services

          The Landlord covenants with the Tenant as follows:

          (a) To provide climate control to the Premises during Normal Business Hours to maintain a temperature adequate for occupancy, except during the making of repairs, alterations or improvements and provided that the Landlord shall have no responsibility or liability for failure to supply climate control service when stopped as aforesaid or when prevented from so doing by strikes or causes beyond the Landlord's reasonable control. The Tenant acknowledges that the Landlord has installed in the Building a system for the purpose of climate control, which system is designed to heat and cool during normal occupancy of the Premises as general offices on the basis of one (1) Person to every one hundred (100) to one hundred and fifty (150) square feet of space on an open floor basis and based on the window shading being fully closed in those offices having exterior windows exposed to the sun, without having regard to the Tenant's specific use thereof or the installation of any heat generating equipment in the Premises by the Tenant or by anyone on behalf of the Tenant. Any use of the Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or duct through which the same operates. Any changes or alterations so occasioned, if such changes can be accommodated by the Landlord's equipment, shall be made by the Tenant at its cost and expense but only with the written consent of the Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by the Landlord.
If installations of partitions, equipment or fixtures by the Tenant necessitates the rebalancing of the portion of the climate control equipment installed in the Premises, the same will be performed by the Landlord at the Tenant's expense payable by the Tenant upon demand as Additional Rent.

          (b) Subject to the supervision of the Landlord, to furnish, during Normal Business Hours, and during such extended hours as the Landlord may determine, for use by the Tenant and its employees and invitees in common with other persons entitled thereto, passenger elevator service to the Premises, and to furnish upon written request for the use of the Tenant in common with others entitled thereto at reasonable intervals and at such hours as the Landlord may select, freight elevator service to the Premises for the carriage of furniture, equipment, deliveries and supplies.

          (c) To provide for the use of the Tenant and its employees and invitees in common with others entitled thereto, washrooms on each floor of the Building (except on the ground floor) upon which the Premises are located.

          (d) To provide janitor and cleaning services when reasonably necessary from time to time to the Premises and to the Building to be rendered substantially in accordance with the standards of a similar first class office building.

          (e) To furnish appropriate facilities for bringing telephone services by Bell Canada to a point on the floor on which the Premises are located, and cold water to a point on the floor on which the Premises are located.

          (f) To provide access, reasonable security and elevator service to the Tenant, employees and invitees at all times, subject to the Rules and Regulations for the Building.


                                  ARTICLE VII

              Utilities, Heating, Ventilating and Air Conditioning


Section 7.01 - Charges for Utilities

          (a) The Tenant shall be solely responsible for and shall promptly pay to the Landlord, or as it otherwise directs, in the manner hereinafter provided as a charge with respect to the Premises (the "Charge") the aggregate, without duplication, of:

                (i) the total cost of water, fuel, power, telephone and other utilities (the "Utilities") used or consumed in or with respect to the Premises at rates not in excess of public utility rates for the same services if such utilities are provided by public utilities; and

               (ii) all costs reasonably incurred by the Landlord in
                    determining or allocating the Charge or determining the Utilities including, without limitation, professional, engineering and consulting fees and an administration fee of fifteen per cent (15%) of the total cost hereinbefore set out in this Section 7.01(a).

          (b) The Landlord may determine in a reasonable and equitable manner the Charge applicable to the Premises by allocating the Utilities for the Building amongst the several components and areas of the Building, including the Common Facilities, the Leasable Premises, and as between the various different Leasable Premises in the Building, using as a basis, without limitation, (i) check meters installed in the Common Facilities, and individual Leasable Premises and other premises available for leasing which do not constitute part of the Leasable Premises; (ii) the relevant rates of demand and consumption of Utilities in the respective areas; and/or (iii) the connected load of the respective areas comprising the Common Facilities, and those individual Leasable Premises and such other leasable premises and other leasable premises for which there are no check or other meters.

          (c) Provided that notwithstanding the foregoing, the Landlord at its option may include the cost of all Utilities for the Building, including for Common Facilities, the Premises and all Leasable Premises and other premises available for leasing which do not constitute a part of the Leasable Premises which are not separately metered in the costs and expenses referred to in
Section 6.02(a) and subject to what is otherwise herein provided, the Tenant shall pay its Proportionate Share thereof or other share thereof as provided in
Section 6.02, in the manner and at the times as set forth in Section 6.03 hereof.

          (d)  The Tenant agrees as follows:

                (i) If the Landlord elects, for the more efficient and proper operation of the Building, or is required by municipal by-law or the suppliers of the Utilities to purchase the Utilities or any of them for the Building, the Tenant shall purchase such Utilities and pay for such Utilities as Additional Rent forthwith on demand to the Landlord at rates not in excess of the rates charged by such suppliers for such Utilities, if applicable;

               (ii) If requested by the Landlord, the Tenant shall promptly install a separate check meter indicating demand and consumption of Utilities in the Premises at the Tenant's expense and in a location designated by the Landlord;

              (iii) If the Landlord elects, the Landlord shall be entitled to install, at the Tenant's expense, a separate check meter indicating demand and consumption of Utilities in the Premises, in a location designated by the Landlord.

          (e) If the suppliers of the Utilities require that the Tenant enter into contracts or arrangements with such suppliers in connection with such Utilities, the Tenant shall be responsible to enter into such contracts or other arrangements and to pay whatever deposits or other amounts that are payable under such contracts or other arrangements.

          (f) In no event is the Landlord liable for, nor has the Landlord any obligation with respect to, an interruption or cessation of, or a failure in the supply of any such Utilities, services or systems in, to or serving the Building or the Premises, whether or not supplied by the Landlord or others, and whether the interruption or cessation is caused by the Landlord's fault or not.

Section 7.02 - Lighting

          The Landlord shall have the exclusive right to attend to any replacement of electric light bulbs, tubes and ballasts in the Premises throughout the Term. The Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with good commercial practice. The Tenant shall pay to the Landlord as Additional Rent on the first day of each and every month during the Term a monthly charge per bulb, tube and ballast on account of the cost of such replacement. If the cost of such replacement shall increase or decrease during the Term, the Landlord shall adjust the Additional Rent payable for such replacement hereunder on an equitable basis and the Tenant agrees to pay such Additional Rent as adjusted. The decision of the Landlord, acting reasonably, with respect to any such adjustment, and Additional Rent based thereon shall be final and binding on the parties hereto. If the Landlord does not adopt a system of relamping and reballasting as aforesaid, then replacement of electric light bulbs, tubes and ballasts in the Premises shall be undertaken by the Landlord at such time as they actually burn out and after notice from the Tenant that replacement is required. In such event, the cost of such replacement and installation shall be paid by the Tenant to the Landlord as Additional Rent.

Section 7.03 - Heating, Ventilating and Air-Conditioning

          The Tenant shall, throughout the Term, operate, maintain and regulate the heating, ventilating and air-conditioning equipment within, or installed by or on behalf of the Tenant for the Premises in such a manner as to maintain such reasonable conditions of temperature and humidity within the Premises as is determined by the Landlord and its Architect and engineers so that no direct or indirect appropriation of heating, ventilating or air-conditioning from the Common Facilities or other leasable premises in the Building or the Parking Facilities occurs. The Tenant shall comply with such stipulations and with all Rules and Regulations of the Landlord pertaining to the maintenance and operation of such equipment.

Section 7.04 - After Hour Charges

          The Tenant shall be solely responsible for and shall promptly pay to the Landlord, or as it may otherwise direct, an hourly charge with respect to the Premises for the use of utilities, heating, ventilation and air-conditioning after Normal Business Hours. The Landlord shall have the right to make reasonable adjustments to the hourly charge each year of the Term of the Lease. Such consumption shall be measured by a check meter, installed as provided for herein.


                                  ARTICLE VIII

                              Use of the Premises


Section 8.01 - Use of the Premises

          The Tenant shall use the Premises solely for the purposes of office premises for carrying on of the business of voice and data telecommunication services and related purposes and the Tenant will not use or permit, or suffer the use of the Premises or any part thereof for any other business or purpose.

Section 8.02 - Conduct of Business

          The Tenant shall occupy the Premises from and after the Commencement Date and thereafter throughout the Term shall conduct continuously and actively the business set out in Section 8.01 hereof in the whole of the Premises. In the conduct of the Tenant's business pursuant to this Lease, the Tenant shall:

          (a) own, install in the Premises and keep in good order and condition, free from liens or rights of third parties, only fixtures and equipment of first class quality. Notwithstanding the foregoing, the Landlord agrees that certain business equipment may be leased or pledged or charged as security by the Tenant in the normal course of business operations and further provided that, notwithstanding the foregoing, the Tenant shall not be entitled to lease, pledge or charge as security or otherwise any property in connection with which the Landlord has provided to the Tenant a leasehold improvement allowance or inducement, a cash payment, or other form of assistance whether prior to, on the date hereof or hereafter;

          (b) abide by all Rules and Regulations and general policies formulated by the Landlord from time to time relating to the shipping and receiving of goods, merchandise, materials and supplies;

          (c) not commit or suffer or permit to be committed any waste upon, or damage to, the Premises, or any nuisance or other act or thing which in the Landlord's opinion disturbs the quiet enjoyment of any other tenant or occupant of premises in the Building; and not perform any acts or carry on any practices which may damage the Building or any part thereof;

          (d) not do, nor suffer or permit to be done, any act in or about the Building which, in the Landlord's opinion, hinders or interrupts the flow of traffic to, in and from the Building and not do, nor suffer or permit anything to be done which, in the Landlord's opinion, in any way obstructs the free movement of Persons doing business in the Building;

          (e) not solicit business, nor shall it suffer or permit its employees or agents to solicit business in any part of the Building other than the Premises, nor display any merchandise elsewhere within the Building outside of the Premises at any time without in each case the prior written consent of the Landlord;

          (f) not install or allow on the Premises any transmitting device, nor erect any aerial on the roof of any building forming part of the Building or on any exterior walls of the Premises or in any of the Common Facilities without written approval of the Landlord. It is agreed by the Landlord that a small digital type radio transmitter may be installed by the Tenant at the Tenant's cost on the Building roof. The right of the Tenant hereinbefore provided shall be subject to applicable codes and regulations of the City of Etobicoke and the Municipality of Metropolitan Toronto and any other authorities having jurisdiction. Such radio transmitter shall remain the property of the Tenant and shall be maintained at the Tenant's cost and expense and at the expiration of the Term or earlier termination of the Lease, the Tenant shall remove such radio transmitter at the Tenant's expense and shall promptly repair all damage caused by any such removal. The Tenant's obligation to observe and perform these covenants shall survive the expiration of the Term or earlier termination of the Lease;

          (g) not use any travelling or flashing lights, or any signs, television or other audio-visual or mechanical devices in a manner so that they can be seen outside of the Premises, and not use any loudspeakers, television, phonographs, radio or other audio-visual or mechanical devices in a manner so that they can be heard outside of the Premises, without in each case the prior written consent of the Landlord. If the Tenant uses any such equipment without receiving the prior written consent of the Landlord, the Landlord shall be entitled to remove such equipment without notice at any time and such removal shall be done and all damage as a result thereof shall be made good, in each case, at the cost of the Tenant, payable as Additional Rent forthwith on demand;

          (h) not use, or permit to be used, any part of the Premises for any activity or business which (in the reasonable opinion of the Landlord) is dangerous, noxious or offensive;

          (i) (i) cooperate with the Landlord in the conservation of all forms of energy in the Building, including, without limitation, in the Premises; (ii) comply with all laws, by-laws, regulations and orders relating to the conservation of energy affecting the Building or any part thereof; and, (iii) promptly comply, at the Tenant's expense, with all reasonable requests and demands of the Landlord made with a view to such energy conservation. Any and all costs and expenses paid or incurred by the Landlord in installing energy conservation equipment and systems, so far as the same apply to or are reasonably apportioned to the Building by the Landlord, shall be included in
Section 6.02(b)(x). The Landlord shall not be liable or responsible to the Tenant in any way for any Claims whether direct or consequential, paid, suffered or incurred by the Tenant due to any reduction in the services provided by the Landlord to the Tenant or to the Building or any part thereof as a result of the Landlord's compliance with such laws, by-laws, regulations or orders; and

          (j) not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building by the Landlord or any occupants thereof or their customers or invitees. If the Tenant is in default of any of the foregoing, the Landlord shall have the right to verbally inform the Tenant's manager in the Premises thereof, whereupon the Tenant shall forthwith (i) take such steps as are necessary to cure any such default, and, (ii) cease selling the offending item or items, as the case may be.

          Any business, conduct or practice promulgated, carried on or maintained by the Tenant, whether through advertising or selling procedures or otherwise, which in the opinion of the Landlord, acting reasonably, may harm or tend to harm the business or reputation of the Landlord or reflect unfavourably on the Building, the Landlord or other tenants in the Building, or which may tend to confuse, mislead, deceive or be fraudulent to the public, shall be immediately discontinued by the Tenant at the request of the Landlord.

Section 8.03 - Observance of Law

          The Tenant shall, at its sole cost and expense and subject to Sections
10.01 and 10.02 hereof, promptly:

          (a) observe and comply with all provisions of law including, without limitation, all requirements of all governmental authorities, including federal, provincial and municipal legislative enactments, by-laws and other regulations now or hereafter in force which pertain to or affect the Premises, the Tenant's use of the Premises or the conduct of any business in the Premises, or the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Premises; and

          (b) carry out all modifications, alterations or changes of or to the Premises and the Tenant's conduct of business in or use of the Premises which are required by any such authorities as are set out above.

                                 ARTICLE IX

                            Insurance and Indemnity

Section 9.01 - Tenant's Insurance

          (a) The Tenant, at its expense, will maintain, throughout the Term and any period when it is in possession of the Premises, the insurance (the "Insurance") described below. The Tenant will cause each such insurance policy to, a) be primary, non-contributing with and not in excess of any other insurance available to the Landlord or the Mortgagees, b) contain a prohibition against cancellation or material change that reduces or restricts the Insurance except on thirty (30) days prior notice to the Landlord, acting reasonably, and the Mortgagee. Upon request from the Landlord or upon the placement, renewal, amendment or extension of all or any part of the Insurance, the Tenant will immediately deliver to the Landlord evidence of the Insurance on the Landlord's standard form of certificate or, if required by the Mortgagee, evidence in the form of certified copies of the policies. The Insurance is as follows:

                (i) all risks (including flood and earthquake) property
                    insurance, and broad comprehensive boiler and machinery insurance on all objects owned or operated by the Tenant or by others (other than the Landlord) or on behalf of the Tenant in the Premises or relating to or serving the Premises, insurance for all property owned by the Tenant or for which the Tenant is legally liable, located within the Building, and insurance for all Tenant's fixtures and all leasehold improvements situate at the Premises, whether installed by the Tenant, by the Landlord or on behalf of the Tenant, whether prior to the date of this Lease or installed hereafter, and whether it is the property of the Landlord or the Tenant, in an amount of the full replacement cost thereof, subject to an agreed amount clause, with reasonable deductibles of up to three percent (3%) of the replacement cost of property insured. This insurance will, 1) name the Landlord and the Mortgagee, as insureds, 2) contain a waiver of any subrogation rights that the insurers may have against the Landlord or the Mortgagee and against those for whom any of them is responsible in law, 3) (except with respect to the Tenant's stock-in-trade, furniture and trade fixtures) incorporate the standard mortgage clause of the Mortgagee;

               (ii) Two Million Dollars ($2,000,000.00) inclusive limits
                    comprehensive general liability insurance. This insurance will, 1) include owners' and contractors' protective, products, completed operations, personal injury, employers', contingent employers' and blanket contractual liability coverages; provisions for cross liability, severability of interests and occurrence property damage, 2) name the Landlord as an additional insured, and 3) contain a provision that precludes invalidation as respects the interests of the Landlord and the Mortgagee, by reason of any breach or violation of warranties, representations, declarations, or conditions;

             (iii) all risks tenant's legal liability insurance for the replacement cost of the Premises;

               (iv) One Million Dollars ($1,000,000.00) inclusive limits
                    automobile liability insurance on a non-owned form including contractual liability, and on an owners form, covering all licensed vehicles operated by or on behalf of the Tenant; and

                (v) any other form of insurance that the Tenant, or the
                    Landlord, acting reasonably, or that the Mortgagee requires, in amounts and for insurance risks against which a prudent tenant would insure.

          (b) The Tenant agrees that if the Tenant fails to take out or keep any such Insurance referred to in this Section 9.01, or should any such Insurance not be approved by the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed diligently to rectify) the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Mortgagee does not approve of such insurance, the reasons therefor) the Landlord has the right, without assuming any obligation in connection therewith and without prejudice to any other rights and remedies of the Landlord under this Lease, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as Additional Rent on the first day of the next month following such payment by the Landlord.

Section 9.02 - Increase in Insurance Premiums

          The Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Premises or the Building. If (a) the occupancy of the Premises; (b) the conduct of business in the Premises; or (c) any acts or omissions of the Tenant in the Building or any part thereof, causes or results in any increase in premiums or requires an increase in the amount of insurance carried from time to time by the Landlord with respect to the Building, the Tenant shall pay any such increase in premiums as Additional Rent forthwith after invoices for such additional premiums are rendered by the Landlord. In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. The Tenant shall comply promptly with all recommendations of any insurance rating and inspection authority or of any insurer now or hereafter in effect, pertaining to or affecting the Premises or the Building.

Section 9.03 - Cancellation of Insurance

          If any insurance policy upon the Building or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Premises or any part thereof by the Tenant or by any Transferee, or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Premises forthwith by leaving upon the Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as are contained in Article XV, or (b) enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, as Additional Rent and the Landlord shall not be liable for any loss or damage caused to any property of the Tenant or of others located on the Premises as a result of any such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

Section 9.04 - Insurance Risks

          The Tenant shall not omit or permit to be done or omitted to be done on or in the Building anything which would cause an increase in the Landlord's cost of insurance or the cost of insurance of another tenant of the Building or any property in the vicinity of the Building, against perils as to which the Landlord, such other tenant or owners of such property in the vicinity of the Building have insured or which shall cause any policy of such insurance to be subject to cancellation.

Section 9.05 - Loss or Damage

          (a) Except for the negligence of the Landlord, its agents, servants, employees or those for whom it may in law be responsible, the Landlord shall not be liable or responsible in any way to the Tenant or others for (i) any injury or death arising from or out of any occurrence in, upon, at, or relating to the Building or any loss or damage to property (including loss of use thereof) of the Tenant or others located in the Building from any cause whatsoever, whether or not any such injury, death, loss or damage results from the acts, omission or fault of the Landlord, or its agents, servants, employees or other Persons for whom it is in law responsible, (ii) (without limiting the generality of the foregoing) any injury or death to Persons or loss or damage to property resulting from fire, smoke, explosion, falling plaster, falling ceiling tiles, falling fixtures, steam, gas, fumes, vapours, electricity, water, rain, flood, snow, sleet, ice, or leaks from any part of the Building, or from any pipes, sprinklers, appliances, electrical or other wiring, plumbing works, roof, windows, or subsurface of any floor or ceiling of any part of the Building, or from the street or any other place, or by dampness or by any other cause whatsoever, or (iii) any such injury, death, loss or damage caused by other tenants or Persons in the Building, or by occupants of adjacent property thereto, or by the public, or by construction, or by any private, public or quasi-public work, or by interruption, cessation or failure of any public or other utility service or by Force Majeure. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only, and the Tenant shall promptly indemnify and hold harmless the Landlord from any and all claims arising out of any loss of or damage to such property, including loss of use thereof, and including without limitation, any subrogation claims by the Tenant's insurers. Notwithstanding anything herein provided, the liability of the Landlord pursuant to this Section 9.05 shall be limited to the amount of insurance proceeds actually received by the Landlord in respect of the foregoing.

          (b) With respect to any liability which the Landlord may have arising from the provisions of this Section 9.05, the Landlord shall promptly indemnify and hold harmless the Tenant from and against all claims in connection therewith, including in connection with any injury or death or any loss or damage to property; if the Tenant shall, without fault on the Tenant's part, be made a party to any litigation commenced by or against the Landlord in respect of the liability the Landlord may have arising from this Section 9.05, and subject to the judgment or order of a Court, the Landlord shall promptly indemnify and hold harmless the Tenant and shall pay out costs, expenses and legal fees incurred or paid by the Tenant in connection with such litigation forthwith on demand therefor. If the Landlord fails to conduct its defence in a vigorous and effective manner, the Tenant may, at its option and at the landlord's expense, participate in or assume carriage of any such litigation in which the Tenant is a co-defendant or settlement discussions relating to the foregoing, or any other matter for which the Landlord is required to indemnify the Tenant thereunder. Alternatively, the Tenant may require the Landlord, at the expense of the Landlord, to assume carriage of and responsibility for all or any part of such litigation or discussions. Without limiting the generality of the foregoing, the Landlord shall also pay all reasonable costs and expenses, including, without limitation, any professional, consultant, and legal fees (on a solicitor and its client basis) that may be reasonably incurred or paid by the Tenant in enforcing the terms, covenants and conditions in this Lease, unless a Court shall otherwise award. The provisions of this Section 9.05(b) shall survive the expiration or earlier termination of this Lease.

Section 9.06 - Landlord's Insurance

          The Landlord shall, at all times throughout the Term, carry (a) all risks property insurance on the Building and comprehensive boiler and machinery insurance on the equipment of the Landlord situate at the Building and owned by the Landlord (specifically excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to Section 9.01 or similar sections of their respective leases) and on such boiler and machinery, on a replacement cost basis, in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location; (b) public liability and property damage insurance with respect to the Landlord's operations in the Building in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location; and (c) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable. The cost of such insurance shall be included in Section 6.02(b)(i) hereof. Notwithstanding the Landlord's covenant contained in this Section 9.06 and notwithstanding any contribution by the Tenant to the cost of insurance premiums provided herein, the Tenant expressly acknowledges and agrees that: (i) the Tenant is not relieved of any liability arising from or contributed to by its negligence or its acts or omissions, and (ii) no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

Section 9.07 - Indemnification of Landlord

          Notwithstanding any other terms, covenants and conditions contained in this Lease, the Tenant shall promptly indemnify and hold harmless the Landlord from and against any and all claims in connection with any injury or death or any loss or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises, or any part thereof, or occasioned wholly or in part by any act, default, negligence or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. If the Landlord shall, without fault on the Landlord's part, be made a party to any litigation commenced by or against the Tenant, then subject to the judgment or order of a Court, the Tenant shall promptly indemnify and hold harmless the Landlord and shall pay all costs, expenses and legal fees incurred or paid by the Landlord in connection with such litigation, as Additional Rent, on demand. If the Tenant fails to conduct its defence in a vigorous and effective manner, the Landlord may, at its option and at the Tenant's expense, participate in or assume carriage of any litigation in which the Landlord is a co-defendant or settlement discussions relating to the foregoing, or any other matter for which the Tenant is required to indemnify the Landlord under this Lease. Alternatively, the Landlord may require the Tenant at the Tenant's expense to assume carriage of and responsibility for all or any part of such litigation or discussions. Without limiting the generality of the foregoing, the Tenant shall also pay all reasonable costs and expenses, including without limitation, any professional, consultant, and legal fees (on a solicitor and his client basis) that may be reasonably incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a Court shall otherwise award. The provisions of this Section 9.07 shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE X

                      Maintenance, Repairs and Alterations


Section 10.01 - Maintenance and Repairs by Tenant

          Subject to Section 10.03 and Article XI hereof, the Tenant, shall, at all times during the Term, at its cost, keep and maintain in good order, first-class condition and repair (which shall include, without limitation, periodic painting and decorating) as determined by the Landlord, and shall, subject to Sections 10.02 and 10.03, make all needed repairs and replacements with due diligence and dispatch to (i) the whole of the Premises; (ii) all partitions, doors, and fixtures located in or upon the Premises; and (iii) all equipment in, appurtenances of and improvements to the Premises (including, without limitation, electrical, lighting, wiring, plumbing fixtures and equipment and the heating, ventilating and air-conditioning equipment within, or installed by or on behalf of the Tenant within the Premises, and all telephone outlets and conduits and special mechanical and electrical equipment within or serving the Premises); and (iv) all damaged glass and plate glass serving the Premises. The Tenant shall not be responsible for any repairs occasioned as a result of the Landlord's, or anyone directly under the Landlord's control, negligent acts or omissions.

Section 10.02 - Landlord's Approval of Tenant's Repairs

          The Tenant shall not make any repairs, alterations, replacement, decorations or improvements to any part of the Premises without first obtaining the Landlord's written approval. The Tenant shall submit to the Landlord: (a) details of the proposed work including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice;
(b) such indemnification against liens, costs, damages and expenses as the Landlord requires; and (c) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, licences and inspections from all governmental and regulatory authorities having jurisdiction. All such repairs, replacements, alterations, decorations or improvements by the Tenant to the Premises approved by the Landlord shall be performed: (i) at the sole cost of the Tenant; (ii) by competent workmen whose labour union affiliations are compatible with others employed by the Landlord and its contractors; (iii) in a good and workmanlike manner; (iv) in accordance with the drawings and specifications approved by the Landlord; and (v) subject to the reasonable regulations, controls and inspection of the Landlord. The Tenant shall pay the fees of any architectural, engineering or other consultant hired by the Landlord in connection with the foregoing plus a sum equal to fifteen per cent (15%) of the total cost thereof representing the Landlord's overhead. Any such repair, replacement, alteration, decoration or improvement made by the Tenant without the prior written consent of the Landlord or which is not made in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Premises restored to their previous condition, failing which the Landlord may, at its option, without notice to the Tenant and without liability on the Landlord's part, remove same at the Tenant's expense which shall be paid by the Tenant to the Landlord together with fifteen (15%) percent of the cost thereof, as Additional Rent forthwith on demand.

          Notwithstanding anything contained in this Lease including, without limitation, Section 10.01, if any maintenance, repairs, alterations, decorations, additions or improvements to the Premises or to any improvements installed by or on behalf of the Tenant for the benefit of the Premises which are approved by the Landlord (1) affect the structure of the Premises or any part of the Building other than the Premises, or (2) are installed outside of the Premises, or (3) are installed within the Premises but are part of the Common Facilities, or affect any part of the Common Facilities, such work shall be performed only by the Landlord at the Tenant's sole cost and expense. Upon completion thereof, the Tenant shall pay to the Landlord, as Additional Rent upon demand, both the Landlord's costs relating to any such repairs, alterations, decorations, additions or improvements including the fees of any architectural, engineering or other consultants plus a sum equal to fifteen percent (15%) of the total cost thereof representing the Landlord's overhead.
No repairs, alterations, additions, decorations or improvements to the Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Premises or the Building or diminish the value thereof, or restrict or reduce the Landlord's coverage for zoning purposes.

Section 10.03 - Maintenance by Landlord

          Subject to Article XI hereof, the Landlord shall, at all times throughout the Term, maintain and repair, or cause to be maintained and repaired, as would a prudent owner of a reasonably similar building, the structure of the Building including, without limitation, the foundations, exterior wall assemblies including weather walls, subfloor, roof, bearing walls, and structural columns and beams of the Building. The cost of such maintenance and repairs (except for the cost of repairing and replacing any inherent structural defects or weaknesses) shall be included in Section 6.02(b)(viii) or shall be depreciated or amortized pursuant to Section 6.02(b)(ix) hereof, unless the Landlord is required, due to the business carried on by the Tenant, to perform such maintenance or make such repairs by reason of the application of laws or ordinances or the direction, rules or regulations of any duly constituted regulatory body, or by reason of any act, omission to act, neglect or default of the Tenant, or those for whom the Tenant is in law responsible, in which event the Tenant shall be liable and responsible for the total cost of any such maintenance and repairs plus a sum equal to fifteen percent (15%) of the total cost of such repairs representing the Landlord's overhead, which shall immediately become due and payable to the Landlord as Additional Rent upon demand. Notwithstanding the Landlord's obligations contained in this Section 10.03, the Tenant shall be liable and responsible for the cost of any maintenance and repairs required to be made by the Landlord and which result from any of the circumstances referred to in the immediately preceding sentence plus a sum equal to fifteen per cent (15%) of the total cost of the foregoing representing the Landlord's overhead.

          If the Tenant refuses or neglects to carry out any maintenance, repairs and replacements properly as required pursuant to Section 10.01 hereof, and to the reasonable satisfaction of the Landlord, the Landlord may, but shall not be obliged to, perform such maintenance, repairs and replacements without being liable for any loss or damage that may result to the Tenant's merchandise, fixtures or other property or to the Tenant's business by reason thereof, and upon completion thereof, the Tenant shall pay to the Landlord the Landlord's costs relating to any such maintenance, repairs and replacements plus a sum equal to fifteen percent (15%) thereof representing the Landlord's overhead, as Additional Rent upon demand.

          If any elevator servicing the Building or any of the boilers, engines, pipes, climate control equipment or other apparatus or any of them used for the purpose of climate control or operating any elevator, or if the water pipes, drainage pipes, electrical, lighting or other equipment servicing the Building are damaged or destroyed or get out of repair, the Landlord shall have a reasonable time in which to make such repairs or replacements as may be reasonably required for the resumption of services to the Premises which the Landlord has by this Lease expressly agreed to provide and the Tenant is not entitled to any compensation or damages therefor, but if any such equipment, facilities or systems servicing the Building or elevators become impaired, damaged or destroyed in the circumstances referred to in Section 10.06, the Tenant shall be responsible for the cost of repairing, restoring or making good such damage in accordance with the provisions of Section 10.06.

Section 10.04 - Repair on Notice

          In addition to the obligations of the Tenant contained in Section
11.01 hereof, the Tenant shall effect all work referred to therein according to notice from the Landlord but failure to give notice shall not relieve the Tenant from its obligations under either Sections 10.01 or 11.01 hereof.

Section 10.05 - Surrender of the Premises

          At the expiration or earlier termination of this Lease, the Tenant shall at its expense (i) peaceably surrender and yield up vacant possession of the Premises to the Landlord in a clean, broom swept and tidy state, and in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term, and (ii) surrender all keys for the Premises to the Landlord at the place then fixed for the payment of Minimum Rent and shall inform the Landlord of all combinations of locks, safes and vaults, if any, in the Premises; (iii) remove all its trade fixtures and such of the alterations, decorations, additions, erections, fixtures, improvements or appurtenances in, on, to, for or which service the Premises as the Landlord shall at its option upon notice to the Tenant require to be removed and the Tenant shall forthwith repair, at its sole cost and expense, all damage to the Premises caused by their installation or removal; and (iv) if the Tenant has filed or registered against title of the Building lands or any part thereof, a caveat, notice, caution or other document or instrument giving notice of this Lease, it shall promptly cause the same to be discharged. The Tenant's obligation to observe and perform the provisions of this Section 10.05 shall survive the expiration or earlier termination of this Lease.

Section 10.06 - Repair Where Tenant at Fault

          Notwithstanding any other terms, covenants and conditions contained in this Lease, if the Building or any part thereof requires repair or becomes damaged or destroyed through the negligence, carelessness or misuse of the Tenant or due to the requirements of governmental authorities relating to the Tenant's conduct of business or through the Tenant in any way damaging the Building, the cost of the resulting repairs, replacements or alterations plus a sum equal to fifteen percent (15%) of the cost thereof representing the Landlord's overhead shall be paid by the Tenant to the Landlord as Additional Rent forthwith upon presentation of an account of such expenses incurred by the Landlord.

Section 10.07 - Tenant Not to Overload Facilities

          The Tenant shall not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in the Premises and the Tenant will not bring into the Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may, in its sole discretion, if they are available, elect to install them at the Tenant's expense plus a sum equal to fifteen percent (15%) of such costs representing the Landlord's overhead, payable by the Tenant to the Landlord as Additional Rent, on demand, and in accordance with plans and specifications prepared by the Tenant at the Tenant's expense to be approved in advance in writing by the Landlord.

Section 10.08 - Tenant Not to Overload Floors

          The Tenant shall not bring upon the Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Premises and shall not at any time overload the floors of the Premises. If any damage is caused to the Premises by any machinery, equipment, object or thing or by overloading, or by any act, neglect, or misuse on the part of the Tenant, or any of its servants, agents, or employees, or any Person having business with the Tenant, the Tenant will forthwith repair such damage, or at the option of the Landlord, pay the Landlord the cost of repairing such damage plus a sum equal to fifteen percent (15%) of such costs representing the Landlord's overhead, as Additional Rent upon demand.

Section 10.09 - Removal and Restoration by Tenant

          (a) All alterations, decorations, additions, erections, fixtures, improvements and appurtenances made by the Tenant, or made by the Landlord on the Tenant's behalf (other than the Tenant's trade fixtures), in, on, to, for or which serve the Premises, shall immediately become the property of the Landlord upon affixation or installation, without compensation therefor to the Tenant. Such alterations, decorations, additions, erections, fixtures, improvements and appurtenances shall not be removed from the Premises either during or at the expiration or earlier of this Lease except that:

                (i) The Tenant may during the Term in the usual or normal
                    course of its business remove its trade fixtures, provided such trade fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar trade fixtures therefor, and provided that in each case (1) the Tenant is not in default under this Lease; and (2) such removal is done at the Tenant's sole cost and expense; and

               (ii) The Tenant shall, at the expiration or earlier
                    termination of this Lease, at its own cost, remove all its trade fixtures and such of the alterations, decorations, additions, erections, fixtures, improvements and appurtenances in, on, to, for or which serve the Premises as the Landlord at its option, upon notice to the Tenant requires to be removed. Notwithstanding the foregoing in Section 10.09(a)(ii), the Tenant's obligation shall be limited to restoring the Premises to the condition that existed at the respective dates upon which the Tenant took possession of the different portions constituting the Premises.

          (b) If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of the Landlord, thereupon become the property of the Landlord, without compensation therefor to the Tenant, and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

          (c) The Tenant shall, in the case of every such installation or removal either during or at the expiration of the Term, promptly make good any damage caused to the Premises or the Building.

          (d) For greater certainty, the Tenant's trade fixtures shall not include (i) heating, ventilating and air-conditioning systems, facilities and equipment in or serving the Premises; (ii) floor covering affixed to the floor of the Premises; (iii) light fixtures or drapes or curtains; (iv) doors; (v) internal stairways, escalators or elevators; and (vi) anything that would not normally be considered a trade fixture; all of which are deemed to be leasehold improvements.

Section 10.10 - Notice by Tenant

          The Tenant shall, when it becomes aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the Building, including the Premises, any equipment or utility systems, or any installations located therein, notwithstanding the fact that the Landlord may have no obligations with respect to same.

Section 10.11 - Tenant to Discharge all Liens

          The Tenant shall at all times promptly pay all its contractors, material men, suppliers and workmen and all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied or performed at any time in respect of the Premises and the Tenant shall do any and all things necessary so as to ensure that no lien is registered against the Building or any part thereof, against the Landlord's interest in the Building, or against the Tenant's interest in the

Premises, and if any such lien is made, filed or registered, the Tenant shall discharge it or cause it to be discharged forthwith at the Tenant's expense.

          If the Tenant fails to discharge or cause any such lien to be discharged as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be obligated to, discharge the same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including without limitation solicitor's fees (on a solicitor and his client basis) incurred as a result of the registration of the lien, including the discharge of the lien, shall be immediately due and payable by the Tenant to the Landlord on demand as Additional Rent.

Section 10.12 - Signs and Advertising

          (a) Subject to Section 10.12(b), the Tenant shall not paint, affix, display or cause to be painted, affixed or displayed, any sign, picture, advertisement, notice, lettering or decoration of any kind anywhere outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises, without the prior written approval of the Landlord.

          (b) The Tenant, subject to the following terms and provisions, shall have the right to affix prominent corporate signage on the north-west elevation of the penthouse of the Building, being the uppermost part of the Building facia, to be made up of the letters "ACC", together with the Tenant's corporate logo, subject to reasonable approval of the Landlord, to applicable codes and regulations of the City of Etobicoke and the Municipality of Metropolitan Toronto and any other authorities having jurisdiction. Provided, however, that the Tenant shall:

                (i) on or before the 1st day of September, 1994, provide
                    evidence to the Landlord that the Tenant has applied for a permit and any necessary variances, required, for the said sign, and

               (ii) the Tenant has erected such sign on or before the 1st day of March, 1995,

failing which, the Tenant shall cease to have the rights to signage provided for in this Section 10.12(b). Provided further that ACC Long Distance Ltd. or a Related Company (as defined in Section 12.01(e) hereof) shall occupy the entire Premises and the Additional Premises (as defined in Rider No. 4) if applicable, failing which the Tenant shall cease to have the rights to signage provided for in this Section 10.12(b).

          (c) The Landlord will prescribe a uniform pattern of identification signs for tenants to be placed on the outside of the doors leading into the Premises.

          (d) Any signs shall remain the property of the Tenant and shall be provided for, erected and maintained at the Tenant's cost and expense. At the expiration of the Term or earlier termination of the Lease, or upon the Tenant ceasing to have the rights provided for in Section 10.12(b), as the case may be, the Tenant shall remove any such signs, pictures, advertisements, notices, letterings or decorations from the Premises and the Building at the Tenant's expense and shall promptly repair all damage caused by any such removal. The Tenant's obligation to observe and perform this covenant shall survive the expiration of the Term or earlier termination of the Lease.

Section 10.13 - Directory Board

          The Tenant shall be entitled at its expense to have its name shown upon the directory board of the Building and the Landlord shall design the style of such identification and the directory board shall be located in an area designated by the Landlord in the main lobby of the Building.


                                   ARTICLE XI

                    Damage and Destruction and Expropriation

Section 11.01 - Destruction of the Premises

          (a) If the Premises are at any time destroyed or damaged (including, without limitation, smoke and water damage) as a result of fire, the elements, accident or other casualty required to be insured against by the Landlord pursuant to Section 9.06 hereof or otherwise insured against by the Landlord and not caused by the Tenant, and if as a result of such occurrence:

                (i) the Premises are rendered untenantable only in part, this
                    Lease shall continue in full force and effect and the Landlord shall, subject to Section 11.02 hereof, commence diligently to reconstruct, rebuild or repair the Premises to the extent only of the Landlord's Work and exclusive of the Tenant's Work and Minimum Rent and Additional Rent shall abate proportionately to the portion of the Premises rendered untenantable from the date of the destruction or damage and until the Premises have been restored and rendered tenantable by the Landlord to the extent of the Landlord's Work;

               (ii) the Premises are rendered wholly untenantable, this Lease shall continue in full force and effect and the Landlord shall, subject to Section 11.02 hereof, commence diligently to reconstruct, rebuild or repair the Premises to the extent of the Landlord's Work and Minimum Rent and Additional Rent shall abate entirely from the date of the destruction or damage and until the Premises have been restored and rendered tenantable in whole or in part by the Landlord to the extent of the Landlord's Work;

              (iii) the Premises are not rendered untenantable in whole or in part, as provided in Section 11.01(a)(i) or (ii) above, this Lease shall continue in full force and effect, the Rent and other amounts payable by the Tenant shall not terminate, be reduced or abate and the Landlord shall, subject to
                    Section 11.02 hereof, commence diligently to reconstruct, rebuild or repair the Premises to the extent of the Landlord's Work.

          (b) Upon the Tenant being notified in writing by the Landlord that the Landlord's Work has been completed to such an extent that the Tenant's Work can be commenced, the Tenant shall forthwith complete all the Tenant's Work and all work required to fully restore the Premises for business fully fixtured, stocked and staffed (in any case, without the benefit of any capital allowance inducement to lease, or other payments made at the time of or in conjunction with, the original construction of the Premises by the Landlord to the Tenant in connection with the Tenant's Work). The Tenant shall diligently complete the Tenant's Work and, if the Premises have been closed for business, reopen for business within ninety-five (95) days after notice from the Landlord that the Landlord's Work has been completed to such an extent that the Tenant's Work can be commenced.

          (c) Nothing in this Section 11.01 requires the Landlord to (i) repair or replace any improvements, equipment, furniture, chattels or trade fixtures in the Premises which do not belong to the Landlord, or, (ii) repair, reconstruct or rebuild the Building or any part thereof, or the Premises or any part thereof, using the plans and specifications and working drawings used in the original construction of the Building or any part thereof or in the Premises or any part thereof, provided that such plans and specifications and working drawings so used by the Landlord in repairing, reconstructing or rebuilding call for a quality equal to or better than that called for in the plans and specifications and working drawings used in the original construction.

Section 11.02 - Destruction of the Building

          (a) If thirty-five per cent (35%) or more of the Rentable Area of the Building is at any time destroyed or damaged (including, without limitation, smoke and water damage) as a result of fire, the elements, accident or other casualty, whether or not the Premises are affected by such occurrence, and if, in the opinion of the Landlord, reasonably arrived at, the Rentable Area of the Building so damaged or destroyed cannot be rebuilt or be made fit for the purposes of the respective tenants of such space within one hundred and eighty
(180) days of the happening of the damage and destruction, then and so often as any of such events occur, the Landlord may, at its option, to be exercised by written notice to the Tenant within forty-five (45) days following any such occurrence, elect to terminate this Lease.

          (b) In the event that as a result of any damage or destruction to the Building or to the Premises or any part or parts thereof, the Landlord, acting reasonably, is of the opinion that it is not economically feasible to repair, reconstruct or rebuild the Building and that it is advisable to demolish or substantially renovate the Building, then the Landlord may, at its option, to be exercised by written notice to the Tenant within forty-five (45) days following any such occurrence, elect to terminate this Lease.

          (c) In the case of such election being made by the Landlord pursuant to either Sections 11.02(a) or 11.02(b) hereof, the Term and the tenancy hereby created shall expire on the thirtieth (30th) day after such notice is given, without indemnity or penalty payable or any other recourse by one party to or against the other and the Tenant shall, within such thirty (30) day period, vacate the Premises and surrender them to the Landlord with the Landlord having the right to re-enter and repossess the Premises discharged of this Lease and to expel all Persons and remove all property therefrom. All Rent shall be due and payable without reduction or abatement up to the date of the Notice.

          (d) If all or any part of the Building is at any time destroyed or damaged as set out in Sections 11.02(a) and/or 11.02(b) hereof, and the Landlord does not elect to terminate this Lease in accordance with the rights hereinbefore granted, the Landlord shall, following such destruction or damage, commence diligently to reconstruct, rebuild or repair, the

Premises to the extent that the Landlord is obligated to repair the Premises as set forth in the provisions of Section 11.01 hereof, and if necessary, that part of the Building immediately adjacent to the Premises, but only to the extent of the Landlord's responsibilities pursuant to the terms of the various leases for the premises in the Building and exclusive of any tenant's responsibilities set out therein. If the Landlord elects to repair, reconstruct or rebuild the Building or any part thereof, the Landlord may use plans and specifications and working drawings other than those used in the original construction of the Building or any part thereof provided that such plans and specifications and working drawings so used by the Landlord call for a quality equal to or better than that called for in the plans and specifications and working drawings used in the original construction.

          (e) Notwithstanding any of the provisions hereinbefore set out in this
Lease: (1) in the event of damage or destruction occurring to the Building, the Premises, or any part or parts thereof by reason of any cause in respect of which there are no proceeds of insurance available to the Landlord or proceeds of insurance are available but insufficient to pay the Landlord for the costs of rebuilding or making fit the Building or the Premises or effecting the Landlord's Work because any Mortgagee or other Person entitled thereto will not consent to the payment to the Landlord of the proceeds of any insurance policy for such purpose, or, (2) if any such damage or destruction is caused by the Tenant, the Landlord may terminate this Lease on thirty (30) days' written notice to the Tenant and all Rent shall be adjusted as of, and the Tenant shall vacate and surrender the Premises on, such termination date.

Section 11.03 - Expropriation

          Both the Landlord and the Tenant agree to cooperate with each other in respect of any expropriation of all or any part of the Premises or any other part of the Building, so that each may receive the maximum award in the case of any expropriation to which they are respectively entitled at law. If and to the extent that any portion of the Building other than the Premises is expropriated, then the full proceeds accruing therefrom or awarded as a result thereof, shall belong solely to the Landlord and the Tenant will abandon or assign to the Landlord any rights which the Tenant may have or acquire by operation of law to such proceeds or award and will promptly execute such documents as in the opinion of the Landlord are or may be necessary to give effect to this intention.

          If at any time during the Term, (a) more than twenty per cent (20%) of the Rentable Area of the Building, or, (b) more than twenty per cent (20%) of the area of the Common Facilities, or, (c) more than ten per cent (10%) of the area of those Common

Facilities which are exterior or adjacent to the buildings forming part of the Building, is acquired or expropriated by any lawful expropriating authority, or if reasonable access to the Building is materially and adversely affected by any such acquisition or expropriation, then in any of such events, at the option of the Landlord, this Lease shall cease and terminate as of the date of the interest acquired or expropriated vesting in such expropriating authority and the Tenant shall have no claim against the Landlord for the value of any unexpired Term or for damages or for any reason whatsoever. If the Landlord does not so elect to cancel this Lease by notice as aforesaid, this Lease shall continue in full force and effect without any reduction or abatement of Rent, provided that if any part of the Premises is expropriated and as a result thereof the area of the Premises is physically reduced, then from and after the date of such physical reduction, the Rentable Area of the Premises shall be adjusted to take into account any such reduction in area, and the Minimum Rent payable by the Tenant pursuant to Section 4.02 shall be adjusted on the basis of the rental rate set out therein, and the Tenant shall be entitled to claim from the Expropriating Authority in respect to its leasehold interests that may be expropriated.

Section 11.04 - Architect's Certificate

          The certificate of the Architect shall bind the parties as to (a) the percentage of the Rentable Area of the Building damaged or destroyed; (b) whether or not the Premises are rendered untenantable and the extent of such untenantability; (c) the date upon which the Landlord's Work is completed or substantially completed and the date when the Premises are rendered tenantable;
(d) the state of completion of any work of either the Landlord or the Tenant under this Lease; (e) whether reasonable access to the Building is materially and adversely affected by any such acquisition or expropriation; and (f) the percentage of the Rentable Area of the Building which is acquired or expropriated pursuant to this Lease.


                                  ARTICLE XII

                  Assignment, Subletting and Change of Control


Section 12.01 - Consent Required

          (a) In this Article "Transfer" means (i) an assignment, a sublease, a mortgage, charge or debenture (floating or otherwise) or other encumbrance of this Lease or the Premises or any part of them, (ii) a parting with or sharing of possession of all or part of the Premises, and, (iii) a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription of all or part of the corporate shares of the Tenant which results in a change in the effective voting control of the Tenant. "Transferor" means the Person or Persons who is or will be making a Transfer and "Transferee" means the Person or Persons to whom a Transfer is or is to be made (it being understood that for a Transfer described in Section 12.01(a)(iii) above the Transferor is the Person that has effective voting control before the Transfer and the Transferee is the Person that has effective voting control after the Transfer).

          (b) The Tenant will not affect or permit a Transfer without in each instance obtaining the prior written consent of the Landlord, which consent will not be unreasonably withheld, except that despite any provisions of this Lease or any statutory provision to the contrary the Tenant hereby acknowledges that it shall not be unreasonable for the Landlord to withhold its consent to a Transfer if:

                (i) the Tenant is then in default under any of the terms,
                    covenants and conditions herein on its part to be observed and performed;

               (ii) covenants, restrictions, or commitments given by the
                    Landlord to other tenants in the Building or to Mortgagees or other parties regardless of when given, prevent or inhibit the Landlord from giving its consent to the Transfer or any Mortgagee does not consent thereto;

              (iii) the Transfer is a mortgage, charge, debenture (floating or otherwise) of, or in respect of, this Lease or the Premises or any part of them. Notwithstanding the foregoing
                    Section 12.01(b)(iii), the Landlord shall give consideration to a request by the Tenant for the consent of the Landlord to an assignment or subletting of the interest of the Tenant in this Lease and in the Premises, as a security interest, provided that the said security interest shall not interfere with the Landlord's financing needs, shall not without exception rank in priority to any security interests of the Landlord hereunder and, the lender entering into a written agreement with the Landlord on terms and conditions satisfactory to the Landlord acting reasonably; and/or

               (iv) the Landlord does not receive sufficient information, material, books or records from
                    the Tenant or the Transferee to enable the Landlord, in the Landlord's opinion, acting reasonably, to make a determination as to the credit worthiness, financial responsibility, the nature of business, the business history, the business experience and the integrity of the Transferee and to make a determination as to whether or not it should give its consent, and/or based on the aforesaid information or otherwise, the Landlord is not satisfied with those matters hereinbefore set forth.

          (c) Section 12.01(b) does not apply to a Transfer described in Section 12.01(a)(iii) which occurs when the Tenant is a corporation whose shares are traded and listed on a stock exchange in Canada or the United States.

          (d) Section 12.01(b) does not apply to a Transfer consisting of an assignment if the Transferee is a Related Company (as hereinafter described in Section 12.01(e)), provided that the Tenant will not affect or permit such a Transfer without in each instance fulfilling the following:

                (i) The Tenant shall give at least ten (10) days' prior
                    written notice to the Landlord of its intention to effect such a Transfer to a Related Company, which notice shall provide particulars in reasonable detail as to how the Transferee is a Related Company;

               (ii) The Tenant and the Transferee have agreed in writing with the Landlord that (i) the Transferee shall remain a Related Company and, (ii) upon the Transferee ceasing to be a Related Company, the event giving rise to the Transferee ceasing to be a Related Company shall be deemed for the purposes of this Lease to constitute a Transfer and the provisions of Section 12.01(b) shall apply upon the happening of such event;

              (iii) The Tenant and the Transferee, as the case may be,
                    shall have complied with the provisions of Section 12.02(e),
                    (f), (g) and (h); and

               (iv) The Tenant is not then in default under any of the terms, covenants and conditions herein on its part to be observed and performed.

          (e) The term "Related Company" shall mean a corporation which directly or indirectly controls, is controlled by, or is under common control with ACC Long Distance Ltd. or ACC Long Distance Inc.; the term "control", "controls" and "controlled" shall mean that at least 51% of the voting shares are directly or beneficially held which are sufficient to elect a sufficient number of directors to control the affairs of such corporation.

Section 12.02 - Conditions of Consent

          The following terms and conditions apply in respect of any Transfer (but this shall not imply consent by the Landlord to any Transfer without the Tenant first complying with the provisions of Section 12.01(b) hereof);

          (a) the consent by the Landlord to any Transfer and the deemed consent pursuant to Section 12.01(c) and/or (d) hereof is not a waiver of the requirement for consent to any subsequent Transfer;

          (b) no acceptance by the Landlord of Rent or other payments by a Transferee is, (i) a waiver of the requirement for the Landlord to consent to the Transfer, (ii) the acceptance of the Transferee as the Tenant, (subject however to the provisions of Section 12.01(c) and (d) hereof), or, (iii) a release of the Tenant from its obligations under this Lease;

          (c) The Landlord may apply amounts collected from the Transferee to any unpaid Rent;

          (d)  the Transferor, unless the Transferee is a sub-tenant of the
Tenant, will retain no rights under   this Lease in respect of obligations to be
performed by the Landlord or in respect of the use or occupation of the Premises after the Transfer and will execute an Indemnity Agreement on the Landlord's standard form in respect of obligations to be performed after the Transfer by the Transferee;

          (e) the Transferor will cause the Transferee to promptly execute an agreement (prepared by the Landlord at the Tenant's expense) directly with the Landlord, (i) agreeing to be bound by all of the terms of this Lease (including, without limitation, the provisions of Section 8.01 relating to the use of the Premises) as if the Transferee had originally executed this Lease as the Tenant, and, (ii) amending the Lease to incorporate any conditions imposed by the Landlord in its consent or required by this Section 12.02; but the Transferor will not be released from its obligations under this Lease and shall be (and shall cause any Indemnitor to be) a party to such agreement, and the liability of the Transferor and Transferee shall be joint and several;

          (f) if as a result of any such Transfer, the Tenant is entitled, directly or indirectly, to receive in respect of any such Transfer, a bonus or premium payable for any such Transfer which relates to the Tenant's interest in the Lease or to the Premises (excluding any consideration for the Tenant's trade fixtures) or a Rent (whether Minimum Rent or Additional Rent) greater than that required to be paid to the Landlord pursuant to the provisions of this Lease, the Tenant shall pay to the Landlord, as Additional Rent one hundred percent (100%) of any such bonus, premium or increased Rent, as aforesaid, forthwith upon receipt thereof by the Tenant from any such Transferee from time to time. In this respect, the Tenant shall make available to the Landlord upon request any and all books and records of the Tenant so as to enable the Landlord to verify the receipt of the amount thereof, of any bonus, premium or greater Rent, as aforesaid, which the Tenant has received from any such Transferee from time to time, as aforesaid;

          (g) any documents relating to a Transfer or relating to the Landlord's consent will be prepared by the Landlord or its solicitors and all of the legal costs of the Landlord with respect thereto together with a reasonable administration charge for the Landlord shall be paid by the Tenant to the Landlord on demand, as Additional Rent; and

          (h) Notwithstanding the effective date of any permitted Transfer as between the Tenant and any Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or any Transferee.

Section 12.03 - No Advertising of Premises

          The Tenant shall not advertise the whole or any part of the Premises or this Lease for the purpose of a Transfer and shall not print, publish, post, display or broadcast any notice or advertisement to that effect and shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Premises.

Section 12.04 - Assignment by the Landlord

          In the event of the sale, lease or disposition by the Landlord of the Building or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder other than by way of security, the Landlord shall, thereupon and without further agreement, be freed and relieved of all liability with respect to all covenants and obligations to be performed or observed by the Landlord. Provided that any funds in the hands of the Landlord at the time of such sale, lease, disposition or assignment shall be turned over to the Person in respect of which the Landlord is entering into the sale, lease, disposition or assignment.


                                  ARTICLE XIII

                             Access and Alterations


Section 13.01 - Right of Entry

          (a) The Landlord and its agents have the right to enter the Premises at all reasonable times to examine the same and to make such repairs, alterations, changes, adjustments, improvements or additions to the Premises or the Building or any part thereof or any adjacent property as the Landlord considers necessary or desirable without this constituting a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease or implied by law. The Rent required to be paid pursuant to this Lease shall not abate or be reduced while any such repairs, alterations, changes, adjustments, improvements or additions are being made due to loss or interruption of business of the Tenant, inconvenience or otherwise, and the Landlord shall not be liable to the Tenant for any injury or death caused to any Person or for any loss or damage to the property of the Tenant or of others located on the Premises as a result of such entry.

          (b) The Landlord and its agents have the right to enter the Premises at all reasonable times to show them to prospective purchasers, lessees, insurers or mortgagees and during the twelve (12) months prior to the expiration of the Term, the Landlord may place upon the Premises the usual "For Rent" or "For Sale" notices which the Tenant shall permit to remain thereon without molestation or complaint.

          (c) If the Tenant is not personally present to open and permit an entry into the Premises at any time when for any reason an entry therein is necessary or permissible, the Landlord or its agents may forcibly enter the same without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. The Tenant agrees that no entry into the Premises or anything done in, to or for the Premises by the Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by the Landlord in writing) shall constitute a re-entry or forfeiture, or an actual or constructive eviction and the Landlord shall not be liable to the Tenant for any injury or death to any person or for any loss or damage to any property of the Tenant or of others as a result of any such entry of thing.


                                   ARTICLE IV

                 Status Statement, Attornment and Subordination


Section 14.01 - Status Statement

          Within ten (10) days after written request therefor by the Landlord, or if upon any sale, assignment, lease or mortgage of the Premises or the land thereunder or the Building by the Landlord, a status statement is required from the Tenant, the Tenant shall deliver, in a form supplied by the Landlord, as the Landlord may direct, a status statement or a certificate to any proposed mortgagee or purchaser, or to the Landlord, stating (if such is the case):

          (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements) or if this Lease is not in full force and effect, the certificate shall so state;

          (b)  the Commencement Date;

          (c) the date to which Rent has been paid under this Lease;

          (d)  whether or not there is any existing default by the Tenant in the
payment of any Rent   or other sum of money under this Lease, and whether or not
there is any other existing or   alleged default by either party under this
Lease with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof;

          (e) whether there are any setoffs, defences or counter claims against enforcement or the obligations to be performed by the Tenant under this Lease; and

          (f) with reasonable particularity, details respecting the Tenant's and any Indemnitor's financial standing and corporate organization;

or as otherwise required by the form supplied or directed to be used by the Landlord.

Section 14.02 - Subordination and Attornment

          (a) This Lease and all of the rights of the Tenant hereunder are, and shall at all times be, subject and subordinate to any and all mortgages, trust deeds and the charge or lien resulting from, or any instruments of, any financing, refinancing or collateral financing and any renewals or extensions thereof from time to time in existence against the Building or any part thereof. Upon request, the Tenant shall subordinate this Lease and all of its rights hereunder in such form as the Landlord requires to any and all mortgages, trust deeds or the charge or lien resulting from, any instrument of, any financing, refinancing or collateral financing and to all advances made or hereafter to be made upon the security thereof.

          (b) The Tenant shall, if possession is taken under, or any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage, charge, lease or sale and leaseback transaction, deed of trust, or the lien resulting from any other method of financing, refinancing or collateral financing made by the Landlord or otherwise in existence against the Building, or any part thereof, attorn to the Mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser upon any such foreclosure or sale and recognize such Mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser as the Landlord under this Lease.

          (c) The obligation of the Tenant to subordinate this Lease and to attorn to the Mortgagee as provided for in Section 14.02(a) and (b) is conditional upon the Mortgagee providing a written acknowledgement in favour of the Tenant, that so long as the Tenant is not in default under the covenants, obligations and agreements on the part of the Tenant herein to be performed, the Tenant may continue in possession of the Premises, without disturbance by the Mortgagee.

Section 14.03 - Execution of Documents

          The Tenant shall, upon request of the Landlord or the Mortgagee or any other Person having an interest in the Building, or any part thereof, execute and deliver promptly such instruments, acknowledgements, statements or certificates to carry out the intent of Sections 14.01 and 14.02 or any other provision of this Lease subject however to the provisions of Section 14.02(c) in the case of any instruments of subordination or attornment required under the provisions of Sections 14.01 and 14.02 hereof. If ten (10) days after the date of a request by the Landlord to execute any such instruments, statements, acknowledgements or certificates the Tenant has not executed and delivered the same to the Landlord or to whomsoever the Landlord directs, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments, statements, acknowledgements or certificates.

Section 1.4.04 - Financial Information

          The Tenant shall, upon request, provide the Landlord with such public information as to the Tenant's or the Indemnitor's financial standing and corporate organization as the Landlord or the Mortgagee requires. Failure of the Tenant to comply with the Landlord's request herein shall constitute a default under the terms of this Lease and the Landlord shall be entitled to exercise all of its rights and remedies provided for in this Lease.


                                   ARTICLE XV

                        Default and Landlord's Remedies


Section 15.01 - Right to Re-Enter

          Notwithstanding anything contained in any present or future laws to the contrary, if and whenever:

          (a) the Tenant fails to pay any Rent or other sums due hereunder on the day or dates appointed for the payment thereof, (provided the Landlord first gives five (5) days' written notice to the Tenant of any such failure); or

          (b) the Tenant fails to observe or perform any other of the terms, covenants or conditions of this Lease to be observed or performed by the Tenant (other than the terms, covenants or conditions set out below in subparagraphs
(c) to (l), inclusive, for which no notice shall be required) provided the Landlord first gives the Tenant fifteen (15) days, or such shorter period of time as is otherwise provided herein, written notice of any such failure to perform and the Tenant within such period of fifteen (15) days fails to commence diligently and thereafter to proceed diligently and continuously to cure any such failure to perform; or

          (c) the Tenant or any Indemnitor of this Lease or any Person occupying the Premises or any part thereof or any licensee, concessionaire or franchisee operating business in the Premises becomes bankrupt or insolvent or takes benefit of any act now or hereafter in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors or any arrangement or compromise; or

          (d) a receiver of a receiver and manager is appointed for all or a portion of the Tenant's property or any such

Indemnitor's, occupant's, licensee's, concessionaire's or franchisee's property; or

          (e) any steps are taken or any action or proceedings are instituted by the Tenant or by any other party including, without limitation, any court or governmental body of competent jurisdiction for the dissolution, winding-up or liquidation of the Tenant or its assets; or

          (f) the Tenant makes or attempts to make a sale in bulk of any of its assets, wherever situated (other than a bulk sale made to a Transferee permitted under this Lease); or

          (g) the Tenant sells or disposes of the goods, trade fixtures, equipment or chattels of the Tenant or removes or commences, attempts or threatens to remove them from the Premises so that in the Landlord's opinion there would not in the event of such sale, disposal or removal be sufficient goods of the Tenant on the Premises subject to distress to satisfy all Rent due or accruing hereunder for a period of at least twelve (12) months; or

          (h) the Tenant abandons or attempts to abandon the Premises or any part thereof, or the Landlord has reasonable cause to believe that the Tenant intends to abandon or attempt to abandon the Premises or any part thereof; or

          (i) the Premises or any part thereof become and remain vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of the Landlord, or are used by any Persons other than such as are entitled to use them; or

          (j) the Tenant effects or attempts to effect a Transfer that is not permitted by this Lease; or

          (k) this Lease or any of the Tenant's assets on the Premises are taken under any writ of execution, chattel mortgage, charge, debenture or other security instrument; or

          (l) re-entry is permitted under any other terms of this Lease,

then and in every such case the Landlord, in addition to any other rights or remedies it has pursuant to this Lease or at law, or otherwise, shall have the immediate right to terminate this lease by notice to the Tenant or to re-enter the Premises and repossess the Premises and enjoy them as of its former estate, and the Tenant hereby agrees that the Landlord may expel all Persons and remove all property from the Premises and such property may be removed and sold or disposed of by the Landlord by public auction or otherwise, and either in bulk or by individual item, all as the Landlord in its sole discretion may decide (and the Tenant acknowledges and agrees that the proceeds of such sale or disposition shall be applied by the Landlord in the same manner as set out in the second sentence of Section 15.02 hereof, insofar as applicable) or may be stored in a public warehouse or elsewhere at the cost and for the account of the Tenant, all without service of notice or resort to legal process and without the Landlord being considered guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby or for any claim for damages. The Tenant hereby irrevocably waives (i) the benefit of any present or future laws which in any way may limit or diminish the Landlord's right to terminate this Lease or re-enter into possession of the Premises in pursuance of its rights or remedies as set forth in this Lease, and, (ii) any and all rights of redemption granted by or under any present or future laws in the event of the Tenant being evicted or dispossessed for any cause, or in the event of the Landlord obtaining possession of the Premises by reason of the violation by the Tenant of any of the terms or conditions of this Lease or otherwise.

Section 15.02 - Right to Relet

          If the Landlord elects to re-enter the Premises as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may thereafter terminate this Lease, or, it may from time to time without terminating this Lease make such alterations and repairs as are necessary in order to relet the Premises or any part thereof and to relet the Premises or part thereof as agent for the Tenant for such term or terms (which may be for a term extending beyond the Term) and at such Rent and upon such other terms, covenants and conditions as Landlord in its sole discretion considers advisable. Upon each such reletting all Rent received by the Landlord from such reletting shall be applied, first to the payment of any indebtedness other than Rent due hereunder from the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting including brokerage fees and solicitor's fees and of costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future Rent as the same becomes due and payable hereunder. If such Rent received from such reletting during any month is less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency, which shall be calculated and paid monthly in advance on or before the first day of each and every month. No such re-entry or taking possession of the Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination the Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

Section 15.03 - Other Rights of the Landlord

          The Landlord shall have the right to recover from the Tenant all damages, costs and expenses incurred by the Landlord as a result of any default by the Tenant including, if the Landlord terminates this Lease, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises. In any of the events referred to in Section 15.01 hereof, in addition to any other rights of the Landlord, the Landlord shall have the right to recover from the Tenant the full amount of the current month's Rent together with the next three months instalments of Rent, all of which shall accrue on a day to day basis and shall immediately become due and payable as accelerated rent and the Landlord may immediately distrain for the same, together with any Rent arrears then unpaid. If the Landlord at any time terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it incurs by reason of such breach, including without limitation, the cost of recovering the Premises and solicitor's fees (on a solicitor-client basis).

Section 15.04 - Survival of Obligations

          The indemnity provisions of this Lease and the rights of the Landlord in respect thereof and the rights of the Landlord in respect of any failure by the Tenant to perform any of its obligations under this Lease shall remain in full force and effect notwithstanding the expiration or earlier termination of the Term.

Section 15.05 - Expenses

          If legal action is brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under this Lease, or because of the breach of any other terms, covenants or conditions herein contained on the part of the Tenant to be kept or performed, and a breach is established, the Tenant shall pay to the Landlord as Additional Rent, upon demand, all costs and expenses incurred therefor, including, without limitation, any professional, consultant and legal fees (on a solicitor and his client basis), unless a Court shall otherwise award.

Section 15.06 - Removal of Chattels

          In case of removal by the Tenant of the goods and chattels of the Tenant from the Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in The Landlord and Tenant Act (Ontario) or any like legislation in any other province in Canada.

Section 15.07 - Waiver of Exemption from Distress

          The Tenant hereby waives and renounces the benefit of any present or future laws purporting to limit or qualify the Landlord's right to distrain.

          Notwithstanding any term or condition of this Lease or anything contained in any present or future laws, none of the goods and chattels of the Tenant at any time during the continuance of the Term shall be exempt from levy by distress for Rent or other sums provided in this Lease to be paid by the Tenant as Rent in arrears, and upon any claim being made by the Landlord, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the rights to the levying upon any such goods as are named as exempted in such legislation, the Tenant hereby waiving all and every benefit that it could or might have with regard thereto.

Section 15.08 - Landlord May Cure Tenant's Default or Perform Tenant's Covenants

          If the Tenant fails to pay, when due, any Rent or other charge required to be paid pursuant to this Lease, the Landlord, after giving five (5) days' notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder (other than the payment of Rent or other charge required to be paid pursuant to this Lease) the Landlord may from time to time after giving such notice as it considers sufficient (or without notice in the case of an emergency) having regard to the circumstances applicable, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be required, including, without limitation, entering upon the Premises and doing such things as may be required upon or in respect of the Premises or any part thereof as the Landlord reasonably considers requisite or necessary. All expenses incurred and expenditures made pursuant to this Section 15.08 plus a sum equal to fifteen per cent (15%) thereof representing the Landlord's overhead shall be paid by the Tenant as Additional Rent forthwith upon demand. The Landlord shall have no liability to the Tenant for any loss or damages resulting from any such action or entry by the Landlord upon the Premises.

Section 15.09 - Lien on Personal Property

          As security for the due payment by the Tenant of the Rent reserved hereunder whether now due, accruing due or to fall due at any time during the Term, and the performance by the Tenant of all covenants, agreements, provisoes and conditions of the Tenant to be performed hereunder, the Tenant hereby grants to the Landlord a first lien and charge on all of the personal property of the Tenant on, in or about the Premises. The Tenant confirms the first lien and charge granted pursuant to Section 15.09 of the Original Lease which provisions shall remain in full force and effect and shall continue to bind the Tenant in favour of the Landlord and its successors and assigns. All liens and charges hereinbefore provided shall constitute a security agreement within the meaning of the Personal Property Security Act (Ontario) or any like legislation in any other province in Canada and on default of the Tenant hereunder the Landlord shall have, in addition to any other rights and remedies it may be entitled to under this Lease or otherwise, all the rights and remedies of a secured party under the Personal Property Security Act. For greater clarity, the rights of the Landlord hereunder shall be in addition to and not in substitution for any other rights and remedies of the Landlord. Nothing contained herein shall prevent the Tenant from disposing of its inventory in the ordinary course of business and for the purpose of carrying on same. The provision of this Section
15.09 shall survive the expiration or earlier termination of this Lease. Provided that the Tenant is not in default hereunder, the Landlord shall execute its subordination of the Landlord's security hereby granted, in favour of security granted by the Tenant in the normal course of its business operations to facilitate the financing of the Tenant's equipment or the Tenant's business.

Section 15.10 - Charges Collectible as Rent

          If the Tenant is in default in the payment of any amounts, monies or charges required to be paid by the Tenant pursuant to this Lease, they shall, if not paid when due, or when otherwise provided hereunder, be collectible as Rent in arrears together with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained is deemed to suspend or delay the payment by the Tenant of any amount, money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord sees fit.

Section 15.11 - Remedies Generally

          Mention in this Lease of any particular remedy of the Landlord in respect of the default by the Tenant does not preclude the Landlord from any other remedy in respect thereof, whether available at law or in equity or by statute or expressly provided for in this Lease. No remedy shall be exclusive or dependent upon any other remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination, such remedies being cumulative and not alternative. Whenever the Tenant seeks a remedy in order to enforce the observance or performance of one of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, the Tenant's only remedy shall be for such damages as the Tenant shall be able to prove in a court of competent jurisdiction that it has suffered as a result of a breach (if established) by the Landlord in the observance and performance of any of the terms, covenants and conditions contained in this Lease on the part of the Landlord to be observed or performed, except that where this Lease provides that the Landlord's consent or approval is not to be unreasonably withheld, the Tenant's sole remedy if the Landlord unreasonably withholds consent or approval, shall be an action for specific performance and the Landlord shall not be liable for any damages.


                                  ARTICLE XVI

                                 Miscellaneous


Section 16.01 - Rules and Regulations

          The Rules and Regulations adopted and promulgated by the Landlord from time to time are hereby made a part of this Lease as if they were embodied herein. The Rules and Regulations existing as at the Commencement Date are those set out in Schedule "D" hereto. The Rules and Regulations may differentiate between different types of businesses, but the Rules and Regulations will be adopted and promulgated by the Landlord acting reasonably and in such manner as would a prudent landlord of a reasonably similar building. The Tenant's failure to keep and observe the Rules and Regulations constitutes a default under this Lease in such manner as if the same were contained herein as covenants. The Landlord reserves the right from time to time to amend or supplement the Rules and Regulations applicable to the Premises or the Building. The Landlord is not responsible to the Tenant in the event of the non-observance or violation of any of such Rules and Regulations or of the terms, covenants or conditions of any other lease of premises in the Building and is under no obligation to enforce any such Rules and Regulations or terms, covenants or conditions.

 Section 16.02 - Overholding - No Tacit Renewal

          If the Tenant remains in possession of the Premises after the end of the Term with the consent of the Landlord but without having executed and delivered a new lease, there is no tacit or implied renewal of this Lease and the Term hereby granted, notwithstanding any statutory provisions or legal presumption to the contrary, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month-to-month at a monthly Minimum Rent payable in advance on the first day of each month equal to 110% of the monthly amount of Minimum Rent payable during the last month of the Term and otherwise, upon the same terms, covenants and conditions as are set forth in this Lease (including the payment of all Additional Rent), so far as these are applicable to a monthly tenancy.

Section 16.03 - Successors

          All rights and liabilities herein granted to or imposed upon the respective parties hereto, extend to and bind the respective successors and assigns of each party hereto constituting the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant, as the case may be. No rights, however, shall enure to the benefit of any Transferee of the Tenant unless the Transfer to such Transferee is permitted under the terms of this Lease. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions herein.

Section 16.04 - Tenant Partnership

          If at any time during the Term (i) there is more than one Tenant or more than one Person constituting the Tenant hereunder then they shall each be liable jointly and severally for all of the Tenant's obligations hereunder and
(ii) the Tenant is a partnership, joint venture or co-tenancy (the "Tenant Partnership"), each Person who is presently a member of the Tenant Partnership, and each Person who becomes a member of any successor Tenant Partnership hereafter, shall be and continue to be liable jointly and severally for the full and complete performance of, and shall be and continue to be subject to the terms, covenants and conditions of this Lease, whether or not such Person ceases to be a member of such Tenant Partnership or successor Tenant Partnership.

Section 16.05 - Waiver

          The waiver by the Landlord of any breach of any term, covenant or conditions herein contained is not deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by the Landlord is not deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease is deemed to have been waived by the Landlord unless such waiver is in writing by the Landlord.

          All Rent to be paid by the Tenant to the Landlord hereunder shall be paid without any deduction, abatement, set-off or compensation whatsoever except for Minimum Rent and Additional Rent to the extent it may be abated pursuant to
Section 11.01, and the Tenant hereby waives the benefit of any statutory or other rights in respect of abatement, set-off or compensation in its favour at the time hereof or at any future time.

Section 16.06 - Accord and Satisfaction

          No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Minimum Rent herein stipulated is deemed to be other than on account of the earliest stipulated Minimum Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash such cheque or payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

          No receipt of monies by the Landlord from the Tenant after the termination of this Lease in any lawful manner shall re-instate, continue or extend the Term, or affect any notice previously given to the Tenant, or operate as a waiver of the right of the Landlord to enforce the payment of Rent then due or thereafter falling due, or operate as a waiver of the right of the Landlord, to recover possession of the Premises by proper suit, action, proceedings or other remedy; it being agreed that, after the service of notice to terminate this Lease and the expiration of the time therein specified, and after the commencement of any suit, action, proceeding or other remedy, or after a final order or judgment for possession of the Premises, the Landlord may demand, receive and collect any monies due, or thereafter falling due without in any manner affecting such notice, suit, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Premises or at the election of the Landlord on account of the Tenant's liability hereunder.

Section 16.07 - Brokerage Commissions

          Any brokerage commission with respect to this Lease transaction shall be borne exclusively by the Tenant and the Tenant shall promptly indemnify and hold the Landlord harmless from any and all claims with respect thereto, except in respect of LNR Corporation and the commission owing with respect to the January 1994 Lease Amending Agreement.

Section 16.08 - No Partnership or Agency

          Nothing in this Lease shall create any relationship between the parties to this Lease other than that of Landlord and Tenant and it is acknowledged and agreed that the Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business, or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created.

Section 16.09 - Agent

          The Landlord may perform all or any of its obligations hereunder by or through such manager or other agency as it may from time to time determine, and the Tenant shall, as from time to time directed by the Landlord in writing pay to such manager or agent any monies payable hereunder to the Landlord.

Section 16.10 - Force Majeure

          Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes; labour troubles; inability to procure materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of the Lease, (collectively referred to in this Lease as "Force Majeure") then performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent or any other payments required under this Lease.

Section 16.11 - Notices

          Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by registered mail postage prepaid and shall be addressed (a) if to the Landlord c/o Coopers & Lybrand Limited, 145 King Street West, Toronto, Ontario M5H IV8,
Attention: Mr. Tony Cancelliere, Senior Vice-President, with a copy to such other Person or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at the Premises, Suite 401, Attention: President. Any such notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which such notice, demand, request or consent is delivered, or, if mailed, then seventy-two (72) hours following the date of mailing, as the case may be, and the time period referred to in the notice commences to run from the time of delivery or seventy-two (72) hours following the date of mailing. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument shall only be delivered in person.

Section 16.12 - No Option

          The submission of this Lease for examination does not constitute a reservation of or option to lease for the Premises and this Lease become effective as a Lease only upon execution and delivery thereof by the Landlord and the Tenant.

Section 16.13 - Registration

          The Tenant will not register or permit the registration of this Lease or any assignment or sublease or other document evidencing any interest of the Tenant in this Lease or the Premises except that, at the Tenant's request, subject to the Tenant paying the Landlord's costs and expenses, the Landlord will enter into a short form of lease with the Tenant for registration purposes, describing the parties, the Term, and the other minimum information required under the applicable legislation but the short form of lease must be in a form satisfactory to the Landlord, acting reasonably. Upon the expiration or earlier termination of this Lease, the Tenant shall, at its expense, forthwith remove and discharge such short form of lease, if any, from the title of the Building lands.

Section 16.14 - Compliance with The Planning Act

          It is an express condition of this Lease, that the provisions of
Section 50 of the Planning Act, Statutes of Ontario, 1990, as amended, be complied with if applicable in law. Until any necessary consent to this Lease is obtained, notwithstanding anything else contained herein, the Term (including any extensions or renewals thereof) shall not extend for a period greater than twenty-one (21) years less one (1) day from the Commencement Date. The Tenant shall apply diligently to prosecute such application for such consent forthwith upon the execution of this Lease by both the Landlord and the Tenant, and the Tenant shall be responsible for all costs, expenses, taxes and levies imposed, charged or levied as a result of such application and in order to obtain such consent. Notwithstanding the foregoing provisions of this Section 16.14, the Landlord reserves the right at any time to apply for such consent in lieu of the Tenant (at the Tenant's expense) and the Tenant's application is hereby expressly made subject to any application which the Landlord intends to make.

Section 16.15 - Metric Conversion

          If measurements are expressed in metric measure in this Lease, the following conversion factors apply: 1 metre = 3.2808 feet; 1 square metre =
10.7639 square feet; 1 foot = .3048 metres; and 1 square foot = .0929 square metres.

Section 16.16 - Limited Assets

          The Tenant shall look solely to the Landlord's interest in the Building for the collection or satisfaction of any money or judgment which the Tenant may recover against the Landlord, and the Tenant shall not look for the collection or satisfaction of any such money or judgment to any other assets.

Section 16.17 - Bankruptcy and Insolvency Act

          The Tenant hereby irrevocably waives any right it may have under
Section 65.2(1) of the Bankruptcy and Insolvency Act, S.C. 1992, or any successor or similar legislation, to repudiate this Lease, and any such purported repudiation of this Lease shall be of no force or effect.

Section 16.18 - Parking Spaces

          The Landlord agrees to make available to the Tenant for the herein Term sixty-three (63) parking spaces in the Parking Facilities on the P2 or P3 levels. The Tenant agrees to abide by the rules and regulations established from time to time by the Landlord and/or the parking operator of the Parking Facilities. The Tenant agrees to pay as part of the Rent, the monthly parking charge of the Parking Facilities at the prevailing rates from time to time, on or before the due dates thereof each month for each such underground parking space. The parking spaces shall be on an "unreserved basis". The Tenant acknowledges that the Landlord shall have no obligation to police the Parking Facilities. Each parking space shall be used only for the parking of one motor vehicle. The Tenant shall not be permitted to Transfer any of the parking spaces and acknowledges that the entitlement may not be shared by any other Person.

Section 16.19 - Quiet Enjoyment

          If the Tenant pays the Rent and other sums herein provided when due, and punctually observes and performs all of the terms, covenants and conditions on the Tenant's part to be observed and performed hereunder, the Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised without hindrance or interruption by the Landlord or any other Person lawfully claiming by, through or under the Landlord subject, nevertheless, to the terms, covenants and conditions of this Lease.

          IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Lease.

SIGNED, SEALED AND DELIVERED     )
in the presence of               )  COOPERS & LYBRAND LIMITED AS
                                 )  RECEIVER AND MANAGER FOR
                                 )  DUNDAS KIPLING II INC.
                                 )
                                 )  Per:  Tony Cancelliere   c/s
                                 )      ---------------------
                                 )      Senior Vice President
                                 )
                                 )  ACC LONG DISTANCE LTD.
                                 )
                                 )  Per:    W. R. Schultz   c/s
                                 )      --------------------
                                            V. P. Finance

                                  SCHEDULE "A"

                       LEGAL DESCRIPTION OF THE BUILDING

          Those lands and premises lying, situate and being in the City of Etobicoke, in the Municipality of Metropolitan Toronto, consisting of Part of Lot 7, Concession 5, Colonel Smith's Tract, designated as Parts 3 and 5 on 64R-5004.

                                  SCHEDULE "B"

                                   FLOOR PLAN



                                    5343 Dundas Street West
                                    Etobicoke, Ontario
                                    4th Floor



          The purpose of this plan is to identify the approximate location of the Premises in the Building. The Landlord reserves the right at any time to relocate, rearrange or alter the buildings and structures, other premises and Common Facilities.

                                  SCHEDULE "B"

                                   FLOOR PLAN



                                    5343 Dundas Street West
                                    Etobicoke, Ontario
                                    6th Floor



          The purpose of this plan is to identify the approximate location of the Premises in the Building. The Landlord reserves the right at any time to relocate, rearrange or alter the buildings and structures, other premises and Common Facilities.

                                  SCHEDULE "C"

                          LANDLORD'S AND TENANT'S WORK


1.        LANDLORD'S WORK (Base Building Standard)

          The Landlord shall finish the Premises in the manner and standard to the Building which, without limiting the generality of the foregoing, will include the following:

          (a) Supply and install a smooth concrete floor, ready for the Tenant's floor covering.

          (b) Supply and install standard Building ceiling system, including T-Bar ceiling, ceiling tiles, and recessed fluorescent lighting based on a typical open office floor area.

          (c) Supply and install adequate heating and air-conditioning to the Premises (and to be thermostat-controlled within the Premises) and to supply and install all necessary duct work and diffusers within the Premises based on a typical open office floor area.

Any additional diffusers or zones required within the Premises, over and above what is being provided based on a typical open office floor area, will be at the Tenant's expense.

Specialized Tenant needs, as for example, computer rooms, may require separate mechanical systems at the Tenant's expense.

          (d) Supply and install building standard window coverings.

          (e) Power will be supplied to the Premises based on a general power formula of one outlet per 200 square feet of floor area.

Outlet boxes will be provided in each floor ceiling space.

          (f) (i) For multi-tenancy floors, dividing partitions between the Premises and the remainder of the floor on which the Premises are located, together with a standard entrance door and such other standard door or doors from the public corridor to the Premises as are required by the appropriate municipal or other governmental authorities. The colour of the interior surfaces of the dividing partitions will be prime painted. It is understood that the location of the demising partitions dividing the Premises from the balance of the floor on which the Premises are located is subject to approval of the appropriate municipal or other governmental authorities;

               (ii) For single tenancy floors, two (2) Building standard
                    washrooms in a location to be chosen by the Landlord and exterior wall surfaces primed for painting.

2.        TENANT'S WORK

          (a) Any changes desired by the Tenant which depart from the Base Building standard or which involve the use of materials not standard to the Building or which involve leasehold improvements are subject to the Landlord's prior written approval, which approval may be subject to such terms and conditions as the Landlord deems desirable, including without limiting the generality of the foregoing choice of contractors, labour compatibility, and bonding, and any extra expense above that of the Base Building standard and any expense in installing leasehold improvements shall be made at the expense of the Tenant including without limitation, the preparation of the space plan and the working drawings. The Landlord has the right to retain the services of its consultants to review the Tenant.s space plans and working drawings, at the Tenant's expense. The Landlord has the right to request the Tenant to use contractors of the Landlord's choice.

          (b) All permits necessary for the installation of the Tenant's leasehold improvements and approval of plans must be obtained by the Tenant from the applicable authorities prior to the commencement of installations by the Tenant, at its expense and a copy sent to the Landlord.

          (c) The Tenant and its contractors are responsible for removing garbage and debris from the Premises and the Building daily and to place same into garbage containers for that purpose as provided. All tenants will be assessed their proportionate share of the cost of providing empty garbage containers on the job site during the construction of their premises. Any of the Tenant's garbage or debris removed by the Landlord's forces will be charged to the Tenant's account.

          (d) The Tenant will pay to the Landlord forthwith upon demand (i) the reasonable costs incurred by the Landlord in retaining consultants to review the Tenant's space plan and working drawings, (ii) a fee equal to fifteen percent (15%) of the cost of the Tenant's leasehold improvements toward the cost of the Landlord's supervision and overhead during installation of the said leasehold improvements; and (iii) all reasonable costs incurred by the Landlord during the period the Tenant fixtures the Premises including without limitation the cost of elevators to vertically transport workers and materials with respect to the carrying out of the Tenant's Work in the Premises.

          (e) All work shall be constructed in a good and workmanlike manner, free and clear of liens, as expeditiously as possible, and so as to not prejudice any warranties or affect any installations with respect to Base Building work including without limitation the mechanical, electrical, sprinkler, plumbing, and other systems servicing the Building or any part or parts thereof, or affect the operation and balancing of the said systems.

          (f) All plans and specifications and working drawings, showing details of all the Tenant's leasehold improvements within the Premises, including the location of plumbing and electrical outlets, must, prior to the commencement of the work, be submitted by the Tenant to the Landlord for its written approval. The work shall be done in accordance with the provisions of the Lease, and the provisions of Section 10.02 of the Lease shall apply mutatis mutandis to work undertaken by the Tenant.

          (g) The cost of all leasehold improvements whether constructed by the Tenant's own contractor or by the Landlord's contractor shall be paid promptly by the Tenant in accordance with the provisions of the Construction Lien Act.

          (h) The Tenant shall perform all work required to provide all leasehold improvements so that the Premises are available for carrying on the Tenant's business at the Premises.

          (i) In undertaking Tenant's Work, the Tenant shall ensure that its contractors, subcontractors and consultants co-operate with the Landlord while the Landlord is undertaking the Landlord's Work.

                                 SCHEDULE "D"

                             RULES AND REGULATIONS



1. The Landlord shall permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use, during Normal Business Hours in common with others entitled thereto, of the main entrance and the stairways, corridors, elevators or other mechanical means of access leading to the Premises. At times other than during Normal Business Hours the Tenant and the employees of the Tenant shall have access to the Building and to the Premises only in accordance with the Rules and Regulations and shall be required to satisfactorily identify themselves and to register in any book which may at the Landlord's option be kept by the Landlord for such purpose. If identification is not satisfactory, the Landlord is entitled to prevent the Tenant or the Tenant's employees or other Persons lawfully requiring communication with the Tenant from having access to the Building. In addition, the Landlord is not required to open the door to the Premises for the purpose of permitting entry therein to any Person not having a key to the Premises.

2. The Tenant shall permit window cleaners to clean the windows of the Premises during Normal Business Hours.

3. The sidewalks, entrances, passages, escalators, elevators and staircases shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Premises and the Building. The Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants and without restricting the generality of the foregoing, the sidewalks, entrances, corridors and passages not within the Premises, washrooms, lavatories, air conditioning closets, fan rooms, janitors. closets, electrical closets and other closets, stairs, escalators, elevator shafts, flues, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it deems advisable, provided that ingress and egress from the Premises is not unduly impaired thereby.

4. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building, including the Premises, without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, the use and design of planks, skids or platforms, and to distribute the weight thereof. All damage done to the Building, including the Premises, by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only by prior arrangement with the Landlord. Safes and other heavy office equipment and machinery shall be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building, including the Premises, or carried in the elevators except during hours approved by the Landlord.

5. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Two keys shall be supplied to the Landlord for each entrance door to the Premises and all locks shall be standard to permit access to the Landlord's master key. If additional keys are requested, they must be paid for by the Tenant. No one, other than the Landlord's staff, will have keys to the outside entrance doors of the Building.

6. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants or employees the same is caused. The Tenant shall not, (1) let the water run unless it is in actual use, (2) deface or mark any part of the Building, including the Premises, (3) drive nails, spikes, hooks or screws into the walls or woodwork of the Building, including the Premises, or, (4) bore, drill or cut into the walls or woodwork of the Building, including the Premises, in any manner or for any reason.

7. No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

8. The Tenant shall not permit any cooking or any heating of any foods or liquids in the Premises without the written consent of the Landlord, but this shall not prevent the Tenant from having an electric coffee maker or electric kettle on the Premises.

9. Canvassing, soliciting and peddling in or about the Building are prohibited.

10. It shall be the duty of the Tenant to assist and cooperate with the Landlord in preventing injury to the Premises.

11. No inflammable oils or other inflammable, dangerous or explosive materials save those approved in writing by the Landlord's insurers shall be kept or permitted to be kept in the Premises.

12. No bicycles or other vehicles shall be brought within the Building without the consent of the Landlord.

13. No animals or birds shall be brought into the Building without the consent of the Landlord.

14. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises or the Building or permit the delivery of any food or beverage to the Premises without the written approval of the Landlord or in contravention of any Rules and Regulations fixed or to be fixed by the Landlord. Only Persons authorized by the Landlord shall be permitted to deliver or to use the stairs, elevators or escalators in the Building for the purpose of delivering food or beverages to the Premises.

15. If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television aerials shall be allowed on any part of the Premises without authorization in writing by the Landlord.

16. The Tenant shall not cover or obstruct any of the skylights and windows that reflect or admit light into any part of the Building except for the proper use of approved blinds and drapes.

17. Any hand trucks, carryalls or similar appliances used in the Building with the consent of the Landlord shall be equipped with rubber tires, slide guards and such other safeguards as the Landlord requires.

18. The Tenant shall not place or maintain any supplies, merchandise or other articles in any vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior of the Premises or elsewhere in the Building.

19. The Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which will in any way increase the risk of fire or the rate of fire insurance on the Building or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them or the Landlord, or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or with any insurance upon the Building or any part thereof, or violate or act in conflict with any of the rules and ordinances of the Board of Health or with any statute or municipal by-law.

                                  SCHEDULE "E"

                              INDEMNITY AGREEMENT


          THIS AGREEMENT is dated the 1st day of March, 1994.

BETWEEN:

          COOPERS & LYBRAND LIMITED AS RECEIVER AND MANAGER FOR DUNDAS KIPLING II INC.

          (hereinafter called the "Landlord"),

                                                         PARTY OF THE FIRST PART

          - and -

          ACC TELENTERPRISES LTD.

          (hereinafter called the "Indemnitor"),

                                                        PARTY OF THE SECOND PART


          In order to induce the Landlord to enter into an amended and restated lease dated the 1st day of March, 1994, and made between the Landlord and ACC Long Distance Ltd., as Tenant, as may be supplemented by an agreement relating to any and all Additional Premises (collectively, the "Lease"), and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Indemnitor hereby makes the following indemnity and agreement (the "Indemnity") with and in favour of the Landlord:

1. The Indemnitor hereby agrees with the Landlord that at all times during the Term and any extension or renewal of the Lease it will, (a) make the due and punctual payment of all Rent, monies, charges and other amounts of any kind whatsoever payable under the Lease by the Tenant whether to the Landlord or otherwise and whether the Lease has been disaffirmed or disclaimed; (b) effect prompt and complete performance of all of the terms, covenants and conditions contained in the Lease on the part of the Tenant therein to be kept, observed and performed; and, (c) indemnify and save harmless the Landlord from any claims for non-payment of Rent, money, charges or other amounts expressed to be due under the Lease or resulting from any failure by the Tenant to observe and perform any of the terms, covenants and conditions in the Lease.

2. This Indemnity is absolute and unconditional and the obligations of the Indemnitor shall not be released, discharged, mitigated, impaired or affected by, (a) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant under the Lease; (b) any waiver by or failure of the Landlord to enforce any of the terms, covenants and conditions contained in the Lease; (c) any Transfer of the Lease by the Tenant or by any Transferee or by any trustee, receiver or liquidator; (d) any consent which the Landlord gives to any such Transfer; (e) any amendment to the Lease or any waiver by the Tenant of any of its rights under the Lease; (f) the expiration or other termination of the Term, or, (g) any overholding by the Tenant of the Premises or any part thereof.

3. The Indemnitor hereby expressly waives notice of the acceptance of this Agreement and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants and conditions in the Lease. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnitor shall be sufficiently given if delivered in person to the Indemnitor or if mailed by prepaid registered or certified post addressed to the Indemnitor at the Premises, and every such notice is deemed to have been given upon the day it was delivered in person, or if mailed, seventy-two (72) hours after it was mailed. The Indemnitor may designate by notice in writing a substitute address for that set forth above and thereafter notices shall be directed to such substitute address. If two or more parties are named as Indemnitor, any notice given hereunder or under the Lease shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such parties.

4. In the event of a default under the Lease or under this Indemnity, the Indemnitor waives any right to require the Landlord to, (a) proceed against the Tenant or pursue any rights or remedies against the Tenant with respect to the Lease, (b) proceed against or exhaust any security of the Tenant held by the Landlord, or, (c) pursue any other remedy whatsoever in the Landlord's power. The Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

5. Without limiting the generality of the foregoing, the liability of the Indemnitor under this Indemnity is not and is not deemed to have been waived, released, discharged, impaired, or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding or the termination of the Lease for any reason whatsoever and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been disaffirmed, disclaimed, or terminated, and in furtherance hereof, the Indemnitor agrees, upon any such disaffirmance, disclaimer, or termination, that the Indemnitor shall, at the option of the Landlord, become the Tenant of the Landlord upon the same terms and conditions as are contained in the Lease, applied mutatis mutandis. The liability of the Indemnitor shall not be affected by any repossession of the Premises by the Landlord, provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnitor hereunder and the Indemnitor shall pay any balance owing to the Landlord form time to time immediately upon demand.

6. No action or proceedings brought or instituted under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Indemnity by reason of any further default hereunder or in the performance and observance of the terms, covenants and conditions in the Lease.

7. No modification of this Indemnity shall be effective unless it is in writing and is executed by both the Indemnitor and the Landlord.

8. The Indemnitor shall, without limiting the generality of the foregoing, be bound by this Indemnity in the same manner as though the Indemnitor were the Tenant named in the Lease.

9. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) execute this Indemnity as Indemnitor, the liability of each such individual, corporation, partnership or other business association hereunder is joint and several. In like manner, if the Indemnitor named in this Indemnity is a partnership or other business association, the members of which are by virtue of statutory or general law, subject to personal liability, the liability of each such member is joint and several.

10. All of the terms, covenants and conditions of this Indemnity extend to and are binding upon the Indemnitor, his or its heirs, executors, administrators, successors and assigns, as the case may be, and enure to the benefit of and may be enforced by the Landlord, its successors and assigns, as the case may be, and any mortgagee, chargee, trustee under a deed of trust or other encumbrancer of all or any part of the Building referred to in the Lease.

11. The expressions "Landlord," "Tenant," "Rent," "Term," "Premises," "Building," "Transfer" and "Additional Premises" and other terms or expressions where used in this Indemnity respectively, have the same meaning as in the Lease.

12. This Indemnity shall be construed in accordance with the laws of the province of Ontario.

13. Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the respective heirs, executors, administrators, successors and assigns and permitted assigns, respectively, of the Landlord and the Tenant, as the case may be, named in the Lease. Any assignment by the Landlord of any of its interest in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

          IN WITNESS WHEREOF the Landlord and the Indemnitor have executed this Indemnity.


SIGNED, SEALED AND DELIVERED  )
in the presence of            )   COOPERS & LYBRAND LIMITED AS
                              )   RECEIVER AND MANAGER FOR
                              )   DUNDAS KIPLING II INC.
                              )
                              )   Per:                    c/s
                              )       --------------------
                              )        Name:
                              )        Title:
                              )
                              )   I have authority to bind the
                              )   Corporation.
                              )
                              )   ACC TELENTERPRISES LTD.
                              )
                              )   Per:
                              )       ------------------------
                              )        Name:
                              )        Title:
                              )
                              )   Per:                    c/s
                              )       --------------------
                              )        Name:
                              )        Title:
                              )
                              )   We have authority to bind the
                              )   Corporation

                                 RIDER NO. 1

                           OPTION TO EXTEND THE TERM


          The Tenant, if not in material default under the Lease, either in payment of Rent or observance of the covenants herein, shall have the option to extend the Lease with respect to all of the Premises, together with all of the Additional Premises, for a further term of five (5) years upon giving at least twelve (12) months' written notice of the exercise of such right and subject to the same provisions as are contained in this Lease except that there shall be no further right of extension, the Rent for the extension term shall be the then market rent for the Premises as determined by agreement between the Landlord and the Tenant and any tenant inducements, (which includes without limitation, any rent-free periods), improvement allowance, turnkey package and/or cash inducements shall be negotiated between the Landlord and the Tenant at that time which tenant inducements, (which includes without limitation, any rent-free periods), improvement allowance, turnkey package and/or cash inducements, as applicable, shall be taken into account for the purposes of determining the market rent for the Premises during the extension term, provided that there shall be no obligation by the Landlord to provide any tenant inducements, (which includes without limitation, any rent-free periods), improvement allowance, turnkey package and/or cash inducements). The Landlord shall advise the Tenant as to the proposed extension rental rate at least ninety (90) days prior to the last date upon which the option is required to be exercised. The Tenant and the Landlord shall have ninety (90) days from the Tenant's notice to negotiate and agree upon the rate of Minimum Rent payable during the extension term and any other terms and conditions, failing which the matter shall be referred to arbitration by a single arbitrator subject to the Arbitration Act (1990) and the decision of the arbitrator shall be final and binding on the parties. In the event that the rate of Minimum Rent has not been established either by agreement or by arbitration by the commencement date of the extension term, then the Tenant shall continue to pay to the Landlord on account of Minimum Rent, the same Minimum Rent which the Tenant was obligated to pay during the last year of the initial term hereof; once the Minimum Rent has been determined by agreement or by arbitration for the extension term, any adjustment shall be made by the parties with any underpayment having been made by the Tenant, payable to the Landlord within thirty (30) days of the determination of the rate of Minimum Rent applicable to the extension term, and with any overpayment which may have been made by the Tenant to the Landlord, to be credited by the Landlord in favour of the Tenant as the Minimum Rent next falls due, until such overpayment has been fully credited to the Tenant.

                                  RIDER NO. 2

                               FREE RENT PERIODS

          Notwithstanding the provisions of this Lease, the actual rent payable in respect of portions of the Premises shall be adjusted as follows:

          (a) for the period March 1, 1994, to February 28, 1995, the Tenant shall not be obligated to pay Minimum Rent or Additional Rent with respect to 5,678 square feet of the Sixth Floor Expansion Premises;

          (b) for the period of March 1, 1995 to February 29, 1996, the Tenant shall not be obligated to pay Minimum Rent with respect to 1,678 square feet of the Sixth Floor Expansion Premises.
               Notwithstanding the foregoing, Additional Rent as provided in the Lease shall be due and payable on the entire Sixth Floor Expansion Premises (9,678 square feet).

                                  RIDER NO. 3

                         LEASE CANCELLATION PROVISIONS


          The Tenant, if not in default under the terms of this Lease, shall have the one time right to terminate the Term of the Lease and to give up vacant possession of the Premises, effective February 29, 2000, provided it gives at least twelve (12) months' prior written notice to the Landlord and makes payment of a cancellation fee to the Landlord at the rate of $35.00 per square foot of Rentable Area of the Premises. In the event that the Tenant does not provide written notice to the Landlord exercising its right of termination by February 28, 1999, the termination right shall become null and void. The Tenant shall be obligated to perform all of the obligations of the Tenant, including without limitation, the obligation to pay Rent up until the termination date of February 29, 2000, and shall, notwithstanding any such termination, remain responsible for the performance of all covenants which survive termination. The cancellation fee shall be due and payable on or before such termination date and failure to pay such cancellation fee by such date shall, at the option of the Landlord, entitle the Landlord to declare that the cancellation right is null and void, in which case the Tenant shall be obligated to pay Rent during the entire remainder of the Term, as well as remain liable for payment of the cancellation fee.

                                  RIDER NO. 4

                        OPTION TO LEASE ADDITIONAL SPACE


          If, during the Term, the Landlord becomes aware that any space contiguous to the Premises situate on the 4th or 6th floors of the Building or floors adjacent to the 4th or 6th floors of the Building (the "Additional Premises") will become available for leasing, the Landlord shall by written notice to the Tenant, offer to the Tenant the right to lease such Additional Premises in an "as is" condition, provided that the Tenant is not in default under this Lease. The Tenant shall have thirty (30) days from receipt of such notice to exercise this right, failing which the Tenant shall have no further rights in respect of the Additional Premises so offered by the Landlord to the Tenant in such written notice, and the Landlord may lease the Additional Premises on whatever terms it may determine.

          If the Tenant accepts such offer, all the provisions of this Lease (except for the rate of Minimum Rent per square foot of the Rentable Area of such Additional Premises) shall apply and except for any tenant inducements which form part of this Lease, shall apply with respect to the Additional Premises. The Minimum Rent applicable to the Additional Premises shall be the then market rent for similar premises in the vicinity of the Building. The term of the Lease with respect to the Additional Premises shall commence on the later of the date upon which the Tenant gives notice that it exercises its right with respect to the Additional Premises and the date upon which the Additional Premises are vacated by the former tenant, and shall be for the same length of term as then remaining with respect to the Premises. The Landlord and Tenant shall enter into a supplement to this Lease to include the Additional Premises, mutatis mutandis, save and except with respect to the rate of the Minimum Rent and for any tenant inducements which may form part of this Lease.

                                  RIDER NO. 5

                      PAYMENT FOR LEASEHOLD IMPROVEMENTS -
                         SIXTH FLOOR EXPANSION PREMISES


          Provided the Tenant is not in default under this Lease, the Landlord shall pay to the Tenant a leasehold improvement allowance (the "Improvement Allowance") as a once only contribution applicable only to the Commencement Date, equal to the actual cost to the Tenant of completing its leasehold improvements in the Sixth Floor Expansion Premises, but not to exceed $20.00 per square foot of Rentable Area of the Sixth Floor Expansion Premises. The Improvement Allowance shall be paid, subject to compliance with the holdback requirements of the Construction Lien Act, after presentation to the Landlord of paid invoices from the Tenant's contractors and suppliers for completion of such leasehold improvement work, upon the latest of:

          (a)  the Commencement Date of this Lease;

          (b)  the date of execution of this Lease; and

          (c) the date the Tenant completes all of its leasehold improvement work in the Sixth Floor Expansion Premises and takes occupancy thereof.

The Landlord shall be entitled to holdback ten percent (10%) of the Improvement Allowance, or such greater amount if required in order to comply with the Construction Lien Act, until the expiry of all relevant periods for filing of any construction lien claim relating to such work, and shall release such holdback only if no notice of any claim for lien is received.

The Tenant acknowledges that it is accepting the Sixth Floor Expansion Premises in an "as is" condition.